As filed with the Securities and Exchange Commission on February 28, 2024
File No. 811-21622
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT
UNDER
THE INVESTMENT COMPANY ACT OF 1940	☒
Amendment No. 29	☒
(Check appropriate box or boxes)

THRIVENT CASH MANAGEMENT TRUST
(Exact Name of Registrant as Specified in Charter)

901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Address of Principal Executive Offices) (Zip Code)

(612) 844 - 7190
(Registrant’s Telephone Number, Including Area Code)

John D. Jackson
Secretary and Chief Legal Officer
Thrivent Cash Management Trust
901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402-3211
(Name and Address of Agent for Service)

EXPLANATORY NOTE
This Registration Statement on Form N-1A is being filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not registered under the Securities Act of 1933 (the “1933 Act”) because such interests are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by domestic investment companies, institutional client separate accounts, 401(k) plan assets, common or commingled trust funds or collective investment trusts or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, within the meaning of the 1933 Act, any beneficial interests in the Registrant.

Part A
Thrivent Cash Management Trust (the “Trust”)
February 28, 2024
Item 1. Front and Back Cover Pages
Not Applicable.
Item 2. Risk/Return Summary: Investment Objective/Goals
Not Applicable.
Item 3. Risk/Return Summary: Fee Table
Not Applicable.
Item 4. Risk/Return Summary: Investments, Risks and Performance
Not Applicable.
Item 5. Management
Thrivent Financial for Lutherans (“Thrivent” or the “Adviser”) serves as the investment adviser for the Trust’s portfolio (the “Portfolio”).
Item 6. Purchase and Sale of Trust Shares
Shares of the Trust are not registered under the 1933 Act and, therefore, are not sold to the public. There are no minimum initial or subsequent investment requirements to invest in the Trust. Trust shares are redeemable. Shares may be purchased from or sold back to the Trust on days that the New York Stock Exchange is open for business at the net asset value per share of the Portfolio next determined after the redemption request is communicated by an authorized individual to the Portfolio and determined to be in good order.
Item 7. Tax Information
The Portfolio intends to make distributions that may be taxed as ordinary income or capital gains.
Item 8. Financial Intermediary Compensation
Not applicable.
1

Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings
Thrivent has established a securities lending program. Each participant in the securities lending program as a lender (“Lender”) enters into a securities lending authorization agreement with Thrivent. Under such agreement, Thrivent is authorized to invest the cash collateral securing loans of securities of each Lender in a variety of short term U.S. Government securities. The Trust was established primarily for the investment and reinvestment of cash collateral on behalf of Lenders participating in Thrivent’s securities lending program which may include the series of Thrivent Mutual Funds, Thrivent Series Fund, Inc. or Thrivent Core Funds.
The investment objective, principal strategies and risks of the Portfolio are described below. The investment objective of the Portfolio may be changed at any time by the Board of Trustees of the Trust (the “Board”) upon at least 30 days’ prior written notice to shareholders of the Portfolio. See the Statement of Additional Information (the “SAI”) for a description of the Portfolio’s investment restrictions.
Objective and Strategies
The Portfolio seeks to:
•
maximize current income to the extent consistent with the preservation of capital and liquidity; and
•
maintain a stable $1.00 per share net asset value by (1) investing in dollar-denominated securities with remaining maturity of 397 calendar days or less; (2) maintaining a dollar-weighted average portfolio maturity of 60 calendar days or less; and (3) maintaining a dollar-weighted average portfolio life of 120 calendar days or less.
The Portfolio seeks to produce current income while maintaining liquidity by investing at least 99.5% of its total assets in government securities, cash and repurchase agreements collateralized fully by U.S. Government securities or cash. U.S. Government securities are any securities issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.
The Adviser manages the Portfolio subject to strict rules established by the Securities and Exchange Commission that are designed so that the Portfolio may maintain a stable $1.00 share price. Those rules generally require the Portfolio to, among other things, invest only in high quality securities that are denominated in U.S. dollars and have short remaining maturities. In addition, the rules require the Portfolio to maintain a dollar-weighted average maturity (WAM) of not more than 60 days and a dollar-weighted average life (WAL) of not more than 120 days. When calculating its WAM, the Portfolio may shorten its maturity by using the interest rate resets of certain adjustable rate securities. Generally, the Portfolio may not take into account these resets when calculating its WAL.
The Adviser typically uses U.S. Treasury securities, short-term discount notes issued by government-related organizations and U.S. Government securities payable within seven days or less to provide liquidity for reasonably foreseeable shareholder redemptions and to comply with regulatory requirements. The Adviser invests in other securities by selecting from the available supply of short-term U.S. Government securities based on its interest rate outlook and analysis of quantitative and technical factors. Although the Portfolio frequently holds securities until maturity, the Adviser may sell securities to increase liquidity. The Adviser will select securities for such sales based on how close the sale price would be to their amortized costs.
Description of Principal Security Types
Below is information about the types of securities in which the Portfolio principally invests or will invest. The Portfolio may use strategies and invest in securities as described in the SAI.
U.S. Government Securities. U.S. Government securities include obligations issued or guaranteed by the U.S. Treasury or by an agency or instrumentality of the U.S. government. U.S. Government securities may be backed by the full faith and credit of the U.S. Treasury, the right to borrow from the U.S. Treasury or the agency or instrumentality issuing or guaranteeing the security.
2

Municipal Bonds. The Portfolio may invest in municipal bonds backed by the U.S. Treasury or U.S. government sponsored agency. States, local governments, and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds include general obligation bonds, revenue bonds, and participation interests in municipal leases. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income.
Repurchase Agreements. In a repurchase agreement, the Portfolio purchases securities from a financial institution that agrees to repurchase the securities from the Portfolio within a specified time at the Portfolio’s cost plus interest. The Portfolio may only enter into repurchase agreements collateralized fully by U.S. Government securities or cash.
Stripped Securities. Stripped securities are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm.
Adjustable Rate Securities. The Portfolio may invest in bonds or other debt instruments that pay interest at an adjustable rate. The interest rate may be adjusted daily or at specified intervals (such as monthly, quarterly or annually). Adjustments may be based on a referenced market rate for a specified term (such as one, three or twelve months). For some securities, adjustments are made by a third-party to maintain a market value close to the security’s face amount. Adjustments may be limited by caps or floors.
Some adjustable rate securities are payable upon demand, which should reduce the volatility of their market values. The right to demand payment may be exercisable after a specified notice period (such as seven or thirty days) and only at specified intervals (such as at the end of a calendar month or quarter).
So long as the Adviser expects an adjustable rate security’s market value to approximate its face value after each interest rate adjustment, the Adviser may rely on the interest rate when calculating the Portfolio’s dollar-weighted average maturity or duration. The market value of an adjustable rate security may nevertheless decline, due to changes in market conditions or the financial condition of the issuer and the effects of caps or floors on interest rate adjustments.
When-Issued Transactions. The Portfolio may invest in securities prior to their date of issuance. These securities may fall in value from the time they are purchased to the time they are actually issued, which may be any time from a few days to over a year. The Portfolio will not invest more than 25% of its net assets in when-issued securities.
Forward Commitments. The Portfolio may contract to purchase securities for a fixed price at a future date beyond the customary settlement time, provided that the forward commitment is consistent with the Portfolio’s ability to manage its investment portfolio, maintain a stable net asset value and honor redemption requests. The failure of the other party to the transaction to complete the transaction may cause the Portfolio to miss an advantageous price or yield. The Portfolio bears the risk of price fluctuations during the period between the trade and settlement dates.
Zero Coupon Securities. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value, (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.
Other Government Money Market Funds. The Portfolio may invest in other government money market funds. If it does so, it will be subject to the fees and expenses of such fund(s). For purposes of the Portfolio’s 99.5% investment policy, the Portfolio includes investments in other government money market funds.
Other Investment Companies. The Portfolio may invest in securities, consistent with applicable law, rules and regulations, including pursuant to Section 12(d)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”)
3

and Rule 12d1-4 thereunder, and subject to any applicable exemptive relief, of other investment companies, including shares of closed-end investment companies, unit investment trusts, open-end investment companies and exchange-traded funds, which represent interests in professionally managed portfolios that may invest in any type of instrument. Investing in other investment companies involves substantially the same risks as investing directly in the underlying instruments, but may involve additional expenses at the investment company-level, such as portfolio management fees and operating expenses which would result in the Portfolio paying its proportionate share. Certain types of investment companies, such as closed-end investment companies, issue a fixed number of shares that trade on a stock exchange or over-the-counter at a premium or a discount to their net asset value. Others are continuously offered at net asset value, but may also be traded in the secondary market. The extent to which the Portfolio can invest in other investment companies is limited by federal securities laws.
Rule 12d1-4 permits funds to invest in other investment companies beyond the statutory limits, subject to certain conditions. Among other conditions, the rule prohibits a fund from acquiring control of another investment company (other than an investment company in the same group of investment companies), including by acquiring more than 25% of its voting securities. In addition, the rule imposes certain voting requirements when a fund's ownership of another investment company exceeds particular thresholds. If shares of a fund are acquired by another investment company, the “acquired” fund may not purchase or otherwise acquire the securities of an investment company or private fund if immediately after such purchase or acquisition, the securities of investment companies and private funds owned by that acquired fund have an aggregate value in excess of 10% of the value of the total assets of the fund, subject to certain exceptions. These restrictions may limit the Portfolio's ability to invest in other investment companies to the extent desired. Because each underlying fund generally is obligated to pay advisory, administrative and service fees that are borne indirectly by investors, to the extent the Portfolio invests in underlying funds, there may be duplication of investment management and other fees.
Risk Factors
You could lose money by investing in the Portfolio. Although the Portfolio seeks to preserve the value of your investment at $1.00 per share, it cannot guarantee it will do so. An investment in the Portfolio is not a bank account and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. The Portfolio’s sponsor is not required to reimburse the Portfolio for losses, and you should not expect that the sponsor will provide financial support to the Portfolio at any time, including during periods of market stress. While the Board may implement procedures to impose a discretionary liquidity fee upon the sale of your shares in the future, the Board has not elected to do so at this time. Should the Board elect to do so, such change would only become effective after shareholders were provided with specific advance notice of the change in the Portfolio's policy and provided with the opportunity to redeem their shares in accordance with Rule 2a-7 before the policy change became effective.
The following provides general information on the risks associated with the Portfolio’s principal investments. Any additional risks associated with the Portfolio’s non-principal investments are described in the Portfolio’s SAI. The Portfolio’s SAI also may provide additional information about the risks associated with the Portfolio’s principal investments. The Portfolio may not achieve its investment objective and you could lose money by investing in the Portfolio.
Government Securities Risk. The Portfolio invests in securities issued or guaranteed by the U.S. government or its agencies and instrumentalities (such as Federal Home Loan Bank, Ginnie Mae, Fannie Mae or Freddie Mac securities). Securities issued or guaranteed by Federal Home Loan Banks, Ginnie Mae, Fannie Mae or Freddie Mac are not issued directly by the U.S. government. Ginnie Mae is a wholly owned U.S. corporation that is authorized to guarantee, with the full faith and credit of the U.S. government, the timely payment of principal and interest of its securities. By contrast, securities issued or guaranteed by U.S. government-related organizations such as Federal Home Loan Banks, Fannie Mae and Freddie Mac are not backed by the full faith and credit of the U.S. government. No assurance can be given that the U.S. government would provide financial support to its agencies and instrumentalities if not required to do so by law. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. government, which may be negatively impacted by rising levels of indebtedness. It is possible that issuers of U.S. Government securities will not have the funds to meet their payment obligations in the future.
Interest Rate Risk. Interest rate risk is the risk that prices of debt securities decline in value when interest rates rise for debt securities that pay a fixed rate of interest. Debt securities with longer durations (a measure of price sensitivity of a bond or bond fund to changes in interest rates) or maturities (i.e., the amount of time until a bond’s issuer must pay its principal or face value) tend to be more sensitive to changes in interest rates than debt securities with shorter durations
4

or maturities. Changes in general economic conditions, inflation, and monetary policies, such as certain types of interest rate changes by the Federal Reserve, could affect interest rates and the value of some securities. During periods of low interest rates or when inflation rates are high or rising, the Portfolio may be subject to a greater risk of rising interest rates. A weak economy, strong equity markets, or changes by the Federal Reserve in its monetary policies may cause short-term interest rates to increase and affect the Portfolio’s ability to maintain a stable share price.
Credit Risk. Credit risk is the risk that an issuer of a debt security to which the Portfolio is exposed may no longer be able or willing to pay its debt. As a result of such an event, the debt security may decline in price and affect the value of the Portfolio.
Cybersecurity Risk. The Portfolio and its service providers may be susceptible to operational, information security, privacy, fraud, business disruption, and related risks. In general, cyber incidents can result from deliberate attacks or unintentional events. Cyber-attacks include, but are not limited to, gaining unauthorized access to digital systems to misappropriate assets or sensitive information, corrupt data, or otherwise disrupt operations. Cyber incidents affecting the Adviser or other service providers (including, but not limited to, fund accountants, custodians, and transfer agents) have the ability to disrupt and impact business operations, potentially resulting in financial losses, by interfering with the Portfolio’s ability to calculate its NAV, corrupting data or preventing parties from sharing information necessary for the Portfolio’s operation, preventing or slowing trades, stopping shareholders from making transactions, potentially subjecting the Portfolio or the Adviser to regulatory fines and penalties, and creating additional compliance costs. Similar types of cybersecurity risks are also present for issuers or securities in which the Portfolio may invest, which could result in material adverse consequences for such issuers and may cause the Portfolio’s investments in such companies to lose value. While the Portfolio’s service providers have established business continuity plans in the event of such cyber incidents, there are inherent limitations in such plans and systems. Additionally, the Portfolio cannot control the cybersecurity plans and systems put in place by its service providers or any other third parties whose operations may affect the Portfolio or its shareholders. Although the Portfolio attempts to minimize such failures through controls and oversight, it is not possible to identify all of the operational risks that may affect the Portfolio or to develop processes and controls that completely eliminate or mitigate the occurrence of such failures or other disruptions in service. The value of an investment in the Portfolio’s shares may be adversely affected by the occurrence of the operational errors or failures or technological issues or other similar events and the Portfolio and its shareholders may bear costs tied to these risks.
Investment Adviser Risk. The Portfolio is actively managed and the success of its investment strategy depends significantly on the skills of the Adviser in assessing the potential of the investments in which the Portfolio invests. This assessment of investments may prove incorrect, resulting in losses or poor performance, even in rising markets. There is also no guarantee that the Adviser will be able to effectively implement the Portfolio’s investment objective.
Market Risk. Over time, securities markets generally tend to move in cycles with periods when security prices rise and periods when security prices decline. The value of the Portfolio’s investments may move with these cycles and, in some instances, increase or decrease more than the applicable market(s) as measured by the Portfolio’s benchmark index(es). The securities markets may also decline because of factors that affect a particular industry or market sector, or due to impacts from domestic or global events, including regulatory events, economic downturn, government shutdowns, the spread of infectious illness such as the outbreak of COVID-19, public health crises, war, terrorism, social unrest, recessions, natural disasters or similar events.
Other Funds Risk. Because the Portfolio invests in other funds, the performance of the Portfolio is dependent, in part, upon the performance of other funds in which the Portfolio may invest. As a result, the Portfolio is subject to the same risks as those faced by the other funds. In addition, other funds may be subject to additional fees and expenses that are borne by the Portfolio.
Regulatory Risk. Legal, tax, and regulatory developments may adversely affect the Portfolio. Securities and futures markets are subject to comprehensive statutes, regulations, and margin requirements enforced by the SEC, other regulators and self-regulatory organizations, and exchanges, which are authorized to take extraordinary actions in the event of market emergencies. The regulatory environment for the Portfolio is evolving, and changes in the regulation of investment funds, managers, and their trading activities and capital markets, or a regulator’s disagreement with the Portfolio’s interpretation of the application of certain regulations, may adversely affect the ability of a Portfolio to pursue its investment strategy, its ability to obtain leverage and financing, and the value of investments held by the Portfolio.
Repurchase Agreement Risk. A repurchase agreement, or repo, is a form of short-term borrowing that allows a dealer to sell securities to an investor, such as the Portfolio, and buy them back (usually the next day) at a slightly higher price.
5

If the seller of a repurchase agreement defaults or is otherwise unable to fulfill its obligations, the Portfolio may incur losses as a result of selling the underlying securities, enforcing its rights, or a decline in the value of collateral.
The shares of the Trust have not been registered under the 1933 Act, and, because they will be offered only to a limited number of qualified investors, it is anticipated that they will be exempt from those registration provisions. Shares of the Trust may not be transferred or resold without registration under the 1933 Act or pursuant to an exemption from such registration. However, shares of the Trust may be redeemed in accordance with the terms of the Trust’s Declaration of Trust and the offering materials provided to shareholders.
Disclosure of Portfolio Holdings
A description of the Portfolio’s policies and procedures with respect to the disclosure of its portfolio securities is available in the SAI for the Trust.
Item 10. Management, Organization, and Capital Structure
The Adviser
The Portfolio is managed by Thrivent, 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. Thrivent and its affiliates have been in the investment advisory business since 1986 and had approximately $150.7 billion in assets under management as of December 31, 2023.
For its advisory services to the Portfolio, the Adviser is entitled to receive a fee from the Portfolio on an annual basis equal to 0.045% of the Portfolio’s average daily net assets. The Portfolio’s semiannual report to shareholders discusses the basis for the Board’s approval of the investment adviser agreement between the Trust and the Adviser during the six-month period covered by the report.
Administrative Service Fee
The Adviser is responsible for providing certain administrative and accounting services to the Portfolio. The Portfolio pays the Adviser a fee equal to the sum of $100,000 ($90,000 prior to January 1, 2024) for providing such services to the Portfolio. See “Investment Advisory and Other Services – Administrator” in the SAI for additional information.
Capital Stock
Shares of the Trust are not registered under the 1933 Act or the securities law of any state and are sold in reliance upon an exemption from the registration requirements of those laws. Shares may not be transferred or resold without registration under the 1933 Act, except pursuant to an exemption from registration. However, shares may be redeemed on any day that the New York Stock Exchange is open for business.
Item 11. Shareholder Information
Pricing of Portfolio Shares
The price of the Portfolio’s shares is based on the Portfolio’s net asset value (“NAV”). The Portfolio generally determines its NAV once daily at the close of regular trading on the New York Stock Exchange (“NYSE”), which is normally 4:00 p.m. Eastern Time. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading. The Portfolio does not determine NAV on holidays observed by the NYSE or on any other day when the NYSE is closed. The NYSE is regularly closed on Saturdays and Sundays, New Year’s Day, Martin Luther King, Jr. Day, Presidents Day, Good Friday, Memorial Day, Juneteenth, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.
6

The Portfolio seeks to maintain a stable $1.00 NAV, pursuant to procedures established by the Board, and generally utilizes the amortized cost method. Valuing securities held by the Portfolio on the basis of amortized cost (which approximates market value) involves a constant amortization of premium or accretion of discount to maturity. This method is explained further in the SAI. The Portfolio will not value a security at amortized cost but will instead make a fair value determination for such security, if it determines that amortized cost is not approximately the same as the fair value of the security.
Because many foreign markets close before the U.S. markets, significant events may occur between the close of the foreign market and the close of the U.S. markets, when the Portfolio’s assets are valued, that could have a material impact on the valuation of foreign securities (i.e., available price quotations for these securities may not necessarily reflect the occurrence of the significant event). The Adviser evaluates the impact of these significant events and adjusts the valuation of foreign securities to reflect the fair value as of the close of the U.S. markets to the extent that the available price quotations do not, in the Adviser‘s opinion, adequately reflect the occurrence of the significant events.
Purchase of Portfolio Shares
Shares of the Portfolio are available for purchase on days on which the NYSE is open for business. The transfer agent, Thrivent Financial Investor Services Inc. (“TFISI”), will process shareholder purchase orders accepted by the Portfolio. All shares are purchased at the net asset value per share of the Portfolio next determined after the purchase request is communicated to the Trust. The Portfolio will seek to maintain a stable net asset value per share of $1.00 by valuing its investment portfolio using the amortized cost valuation method and will comply with the requirements of Rule 2a-7 under the 1940 Act.
Redemption of Portfolio Shares
Shares of the Portfolio may be redeemed on days on which the NYSE is open for business at the net asset value per share of the Portfolio next determined after the redemption request is communicated to the Trust and determined to be in good order. TFISI, as transfer agent, will process shareholder redemptions accepted by the Portfolio.
The Portfolio typically expects to pay redemption proceeds within one business day after receipt of a redemption request determined to be in good order. Payment may take up to seven days, subject to the limited exceptions as permitted by the SEC. The Portfolio typically expects to meet redemption requests with cash or cash equivalents held by the Portfolio or from proceeds from selling portfolio assets in connection with the normal course of management of the Portfolio. In stressed or otherwise abnormal market conditions, including to meet significant redemption activity by shareholders, the Portfolio may need to sell portfolio assets. In this type of situation, the Portfolio could be forced to sell portfolio securities at unfavorable prices in an effort to generate sufficient cash to pay redeeming shareholders.
Although the Portfolio typically expects to pay redemption proceeds in cash, in certain circumstances when in the best interest of the Portfolio, including if the Portfolio determines that a cash redemption would be detrimental to remaining shareholders, the Portfolio may pay all or a portion of redemption proceeds to shareholders with in-kind distributions of the Portfolio’s securities. Such in-kind distributions may be pro rata or another method that is determined to be fair to both the redeeming shareholder and the remaining shareholders in accordance with policies and procedures adopted by the Portfolio. You may incur brokerage and other transaction costs associated with converting into cash the portfolio securities distributed to you for such in-kind redemptions. The portfolio securities you receive may increase or decrease in value before you convert them into cash. You may incur tax liability when you sell the portfolio securities you receive from an in-kind redemption. There are no redemption charges.
Policy Regarding Frequent Purchases and Redemptions
The Board has adopted the following policy with respect to frequent purchases and redemptions of shares of the Portfolio. Because the only shareholders in the Portfolio are affiliates of the Trust and the investments are all “eligible securities” within the meaning of Rule 2a-7, the Portfolio does not restrict the frequency of purchases and redemptions.
Dividends and Distributions
Dividends on shares of the Portfolio are declared daily and distributed monthly from net investment income. Distributions from capital gains, if any, are made at least annually. Generally, capital gains distributions will be declared and paid in
7

December, if required for the Portfolio to avoid imposition of a federal excise tax. The Portfolio does not expect to realize any material long-term capital gains or losses. Income dividends and capital gains distributions, if any, will be paid at the net asset value on the payment date of the dividend or distribution.
A shareholder’s right to receive dividends and distributions with respect to shares purchased commences on the effective date of the purchase of such shares and continues through the day immediately preceding the effective date of redemption of such shares.
Tax Consequences
Dividends from net investment income and distributions of net short-term capital gains are taxable to shareholders as ordinary income under federal income tax laws. Distributions from net long-term capital gains are taxable as long-term capital gains regardless of the length of time a shareholder has held such shares. Dividends and distributions are taxable whether they are paid in cash or in additional shares.
Under federal law, the income derived from U.S. Government securities is exempt from state income taxes. All states that tax personal income permit mutual funds to pass this tax exemption through to their shareholders under certain circumstances. Income from repurchase agreements in which the underlying securities are U.S. Government securities does not receive this exempt treatment.
The redemption, exchange or other disposition of shares by a shareholder that constitutes a sale for federal income tax purposes is a taxable event and may result in capital gain or loss. Any loss incurred on the redemption or exchange of the Portfolio’s shares with a tax holding period of six months or less will be treated as a long-term capital loss to the extent of any amounts treated as distributions of long-term capital gain with respect to such shares.
Shareholders will be notified after the end of each calendar year of the amount of income dividends and net capital gains distributed and the percentage of the Portfolio’s income attributable to U.S. Government securities. The Portfolio is required to withhold 24% of all taxable dividends, distributions and (except in the case of the Portfolio if it maintains a constant net asset value per share) redemption proceeds payable to any noncorporate shareholder that does not provide the Portfolio with its correct taxpayer identification number and certification that the shareholder is not subject to backup withholding.
The foregoing discussion is only a summary of certain federal income tax issues generally affecting the Portfolio and its shareholders. Circumstances among investors may vary and each investor should discuss the tax consequences of an investment in the Portfolio with a tax adviser.
Item 12. Distribution Arrangements
Shares of the Portfolio are being offered to Lenders in connection with Thrivent’s securities lending program. Shares of the Portfolio are sold on a private placement basis in accordance with Regulation D under the 1933 Act. Shares of the Portfolio not subject to a sales load or redemption fee. Assets of the Trust are not subject to a Rule 12b-1 fee.
Item 13. Financial Highlights Information
Not Applicable.
8

Part B
Item 14. Cover Page and Table of Contents
Thrivent Cash Management Trust
Statement of Additional Information
Dated February 28, 2024
Thrivent Cash Management Trust (the “Trust”) is a registered open-end investment company organized as a Massachusetts business trust offering shares of beneficial interest in an investment portfolio (the “Portfolio”). The Trust is diversified as defined in the Investment Company Act of 1940, as amended (the “1940 Act”).
This Statement of Additional Information (the “SAI”) supplements the information contained in the Trust’s Prospectus dated February 28, 2024. The SAI is not a Prospectus and should be read in conjunction with the Trust’s Prospectus.
The Report of Independent Registered Public Accounting Firm and financial statements included in the annual report for the Trust for the fiscal year ended October 31, 2023, are separate reports furnished with this SAI and are incorporated into this SAI by reference .
For a free copy of a Prospectus, this SAI, or an annual or semiannual report for the Trust, or to request other information or ask questions about the Trust, call toll-free 800-847-4836. You may also get information about the Trust on the EDGAR database on the SEC’s internet site at SEC.gov. Copies of the information may also be obtained, after paying a duplicating fee, by sending an email to publicinfo@sec.gov.

Table of Contents

Item 15. Trust History
The Trust was organized as a Massachusetts business trust on August 4, 2004.
Item 16. Description of the Trust and Its Investments and Risks
The Trust is an open-end, diversified, management investment company.
Investment Policies
The Portfolio is managed in accordance with Rule 2a-7 and will only acquire investments that meet the portfolio requirements of Rule 2a-7, including those related to maturity, quality, diversification, and liquidity. The investment policies described below (i) reflect the current practices of the Portfolio, (ii) are not fundamental, and (iii) may be changed by the Board of Trustees of the Trust (the “Board”) without shareholder approval. To the extent consistent with the Portfolio’s investment objective and other stated policies and restrictions, and unless otherwise indicated, the Portfolio may invest in the following instruments and may use the following investment techniques:
U.S. Government Securities. The Portfolio may invest in U.S. Government securities. U.S. Government securities refer to a variety of debt securities that are issued or guaranteed by the U.S. Treasury, by various agencies of the U.S. government and by various instrumentalities that have been established or sponsored by the U.S. government. The term also refers to repurchase agreements collateralized by such securities.
U.S. Treasury securities are backed by the full faith and credit of the U.S. government. Other types of securities issued or guaranteed by Federal agencies and U.S. government-sponsored instrumentalities may or may not be backed by the full faith and credit of the U.S. government. The U.S. government, however, does not guarantee the market price of any U.S. Government securities. In addition, the value of U.S. Government securities may be affected by changes in the credit rating of the U.S. government, which may be negatively impacted by rising levels of indebtedness. From time to time, there has been uncertainty regarding the status of negotiations in the U.S. government to increase or suspend the statutory debt ceiling, which could increase the risk that the U.S. government may default on payments on certain U.S. Government securities, cause the credit rating of the U.S. government to be downgraded, increase volatility in both stock and bond markets, result in higher interest rates, reduce prices of U.S. Treasury securities, and/or increase the costs of certain kinds of debt.
In the case of securities not backed by the full faith and credit of the U.S. government, the investor must look principally to the agency or instrumentality issuing or guaranteeing the obligation for ultimate repayment. The investor may not be able to assert a claim against the U.S. itself in the event the agency or instrumentality does not meet its commitment.
Repurchase Agreements. The Portfolio may engage in repurchase agreement transactions in pursuit of its investment objective. A repurchase agreement consists of a purchase and a simultaneous agreement to resell an investment for later delivery at an agreed upon price and rate of interest. The Portfolio must take possession of collateral either directly or through a third-party custodian. If the original seller of a security subject to a repurchase agreement fails to repurchase the security at the agreed upon time, the Portfolio could incur a loss due to a drop in the market value of the security during the time it takes the Portfolio to either sell the security or take action to enforce the original seller’s agreement to repurchase the security. Also, if a defaulting original seller filed for bankruptcy or became insolvent, disposition of such security might be delayed by pending court action. The Portfolio may only enter into repurchase agreements with banks and other recognized financial institutions such as broker/dealers that are found by the Portfolio investment adviser, Thrivent Financial for Lutherans (“Thrivent” or the “Adviser”), to be creditworthy.
Stripped Securities. The Portfolio may invest in stripped securities, which are U.S. Treasury bonds and notes, the unmatured interest coupons of which have been separated from the underlying obligation. Stripped securities are zero coupon obligations that are normally issued at a discount from their face value. The Portfolio may invest no more than 25% of its assets in stripped securities that have been stripped by their holder, which is typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons and resold them in custodian receipt programs with different names such as Treasury Income Growth Receipts (“TIGRS”) and Certificates of Accrual on Treasuries (“CATS”). The Trust intends to rely on the opinions of counsel to the sellers of these certificates or other evidence of ownership of U.S. Treasury obligations that, for Federal tax and securities purposes, purchasers of such certificates most likely will be deemed the beneficial holders of the underlying U.S. Government securities. Privately-issued stripped securities such as TIGRS and CATS are not themselves guaranteed by the U.S. government, but the future payment of principal or interest on the U.S. Treasury obligations that they represent is so guaranteed.
Variable and Floating Rate Instruments. A floating rate security provides for the automatic adjustment of its interest rate whenever a specified interest rate changes. A variable rate security provides for the automatic establishment of a new interest rate on set dates. Interest rates on these securities are ordinarily tied to, and represent a percentage of, a widely recognized interest rate, such as the yield on 90-day U.S. Treasury bills or the prime rate of a specified bank. These rates may change as often as twice daily. Generally, changes in interest rates will have a smaller effect on the market value of variable and floating rate securities than on the market value of comparable fixed-income obligations. Thus, investing in variable and floating rate securities generally affords less opportunity for capital appreciation and depreciation than investing in comparable fixed-income securities. The Portfolio may purchase variable and floating rate non-U.S. Government securities that have a stated maturity in excess of 13 months only if the Portfolio has a right to demand payment of the principal of the instrument at least once every 13 months upon not more than 30 days’ notice.
Variable and floating rate instruments may include variable amount master demand notes that permit the indebtedness thereunder to vary in addition to providing for periodic adjustments in the interest rate. There may be no active secondary market with respect to a particular variable or floating rate instrument. Nevertheless, the periodic readjustments of their interest rates tend to assure that their value to the Portfolio will approximate their par value. Illiquid variable and floating rate instruments (instruments that are not payable upon seven days’ notice and do not have an active trading market) that are acquired by the Portfolio are subject to the Portfolio’s percentage limitations regarding securities that are illiquid or not readily marketable. The Adviser will continuously monitor the creditworthiness of issuers of variable and floating rate instruments in which the Trust invests and the ability of issuers to repay principal and interest.
Municipal Bonds. The Portfolio may invest in municipal bonds, including taxable ones, which are backed by the United States Treasury or government sponsored agency. States, local governments and municipalities issue municipal bonds to raise money for certain purposes. Municipal bonds issued to finance activities with a broad public purpose are generally exempt from federal income tax. Taxable municipal bonds are most often used to finance private development projects but can be issued whenever the municipality exhausts its allowed limits of tax-exempt bonds. As such, the interest paid to holders of such bonds is taxable as ordinary income. Many taxable municipal bonds offer yields comparable to those of other taxable bonds, such as corporate and agency bonds. Municipal bonds, whether taxable or not, may be rated investment-grade or below investment-grade and pay interest based on fixed or floating rate coupons. Maturities may range from long-term to short-term. Municipal bonds are subject to, among others, market risk, credit risk and interest rate risk.
When-Issued Transactions. New issues of securities are often offered on a when-issued basis. This means that delivery and payment for the securities normally will take place several days after the date the buyer commits to purchase them. The payment obligation and the interest rate that will be received on securities purchased on a when-issued basis are each fixed at the time the buyer enters into the commitment.
The Portfolio will make commitments to purchase when-issued securities only with the intention of actually acquiring the securities, but the Portfolio may sell these securities or dispose of the commitment before the settlement date if it is deemed advisable as a matter of investment strategy. The Portfolio will not invest more than 25% of its net assets in when-issued securities.
Securities purchased on a when-issued basis and the securities held by the Portfolio are subject to changes in market value based upon the public’s perception of changes in the level of interest rates. Generally, the value of such securities will fluctuate inversely to changes in interest rates (i.e., they will appreciate in value when interest rates decline and decrease in value when interest rates rise). Therefore, if in order to achieve higher interest income the Portfolio remains substantially fully invested at the same time that it has purchased securities on a “when-issued” basis, there will be a greater possibility of fluctuation in the Portfolio’s net asset value.
When payment for when-issued securities is due, the Portfolio will meet its obligations from then-available cash flow, the sale of other securities or, and although it would not normally be expected to do so, from the sale of the when-issued securities themselves (which may have a market value greater or less than the Portfolio’s payment obligation). The sale of securities to meet such obligations carries with it a greater potential for the realization of capital gains, which are subject to federal income taxes.

Money Market Fund Reform. In July 2023, the SEC adopted amendments to the rules that govern registered money market funds, such as the Portfolio. As applicable to government money market funds, including the Portfolio, these amendments, among other changes: (i) increase required weekly liquid asset and daily liquid asset minimums, effective April 2, 2024; and (ii) allow government money market funds and retail money market funds to engage in certain practices in order to maintain a stable net asset value in a negative interest rate environment. When implemented, such amendments could impact the Portfolio's operations.
Illiquid Securities. The Portfolio is subject to requirements limiting its investment in illiquid securities if, immediately after the acquisition, the Portfolio would have invested more than 5% of its total assets in illiquid securities. For purposes of the Portfolio, an illiquid security is a security that cannot be sold or disposed of in the ordinary course of business within seven calendar days at approximately the value ascribed to it by the Portfolio.
Zero Coupon Securities. These securities are notes, bonds and debentures that (i) do not pay current interest and are issued at a substantial discount from par value (ii) have been stripped of their unmatured interest coupons and receipts, or (iii) pay no interest until a stated date one or more years into the future. These securities also include certificates representing interests in such stripped coupons and receipts.
Because the Portfolio accrues taxable income from zero coupon securities without receiving regular interest payments in cash, the Portfolio may be required to sell portfolio securities in order to pay a dividend. Investing in these securities might also force the Portfolio to sell portfolio securities to maintain portfolio liquidity.
Because a zero coupon security pays no interest to its holder during its life or for a substantial period of time, it usually trades at a deep discount from its face or par value and will be subject to greater fluctuations in market value in response to changing interest rates than debt obligations of comparable maturity that make regular distributions of interest.
Defensive Investing. The Portfolio may, from time to time, take temporary defensive positions by holding cash, shortening the Portfolio’s dollar-weighted average portfolio maturity or investing in other securities that are “eligible securities” for purchase by money market funds in anticipation of or in response to adverse market, economic, political or other conditions.
Policy on Disclosure of Portfolio Securities
The Trust has adopted policies and procedures relating to disclosure of its portfolio securities. These policies and procedures are designed to allow disclosure of portfolio holdings information where necessary to the operation of the Trust or useful to the Trust’s shareholders without compromising the integrity or performance of the Trust. Except when there are legitimate business purposes for selective disclosure and other conditions (designed to protect the Trust and its shareholders) are met, the Trust does not provide or permit others to provide information about its portfolio holdings on a selective basis. Under no circumstances may the Trust, Thrivent or their affiliates receive any consideration or compensation for disclosing portfolio holdings information.
The Trust includes portfolio holdings information as required in regulatory filings and shareholder reports. The Trust’s portfolio holdings are disclosed on a regular basis in its semiannual and annual reports to shareholders. The Trust also publicly discloses its complete portfolio holdings as of its first and third fiscal quarter-ends on Form N-PORT. The Trust also files detailed month-end portfolio holdings information as required by federal or state securities laws and on Form N-MFP with the SEC each month. The Trust may disclose portfolio holdings information in response to requests by governmental authorities. In addition, Thrivent may distribute or authorize the distribution of information that is not publicly available about the Trust’s portfolio holdings as follows: (i) to its employees and affiliates that provide services to the Trust, (ii) to the Trust’s service providers who require access to the information in order to fulfill their contractual duties relating to the Trust (such service providers may include the Trust’s custodian, auditor, proxy voting service provider, pricing service vendors, liquidity vendors, securities lending agent, and printer), (iii) to certain other parties, such as third-party consultants and ratings and ranking organizations, and (iv) to broker/dealers and certain other entities in order to assist the Trust with potential transactions and management of the Trust, including with respect to in-kind redemptions for liquidity management purposes.
Before any non-public disclosure of information about the Trust’s portfolio holdings is permitted, however, the Trust’s Chief Compliance Officer or Chief Legal Officer determine that the Trust has a legitimate business purpose for providing the portfolio holdings information and that the release of this information, including the frequency and time lag, will not disadvantage the Trust. In addition, the disclosure of holdings information must be in the best interests of the Trust’s shareholders, and the recipient must agree or have a duty to keep the information confidential and not to trade directly or indirectly based on the information. Notwithstanding the foregoing, a recipient of non-public holdings information received in connection with certain in-kind redemptions will not be prohibited from hedging or engaging in other transactions related to securities expected to be received in-kind. Accordingly, all of the persons with whom an arrangement is made for non-public disclosure will have satisfied the aforementioned requirements.
In accordance with these policies and procedures, the Trust has ongoing arrangements with the following service providers to provide the Trust’s portfolio holdings information:
Service Provider	Service	Frequency
Bloomberg	Trading system	Daily
Confluence	Regulatory reporting vendor	Monthly
Donnelley Financial Solutions, Inc.	Regulatory printer	Quarterly
Donnelley Financial Solutions, Inc.	Website content	Monthly
DTCC	Trade matching platform	Daily
FactSet Research Systems Inc.	Systems vendor	Daily
Fidelity National Information Services, Inc.	Mutual Fund Accounting system vendor	Daily
Fidelity National Information Services, Inc.	Personal trading system vendor	Daily
ICE Data Services	Pricing service	Daily
IHS Markit	Pricing service	Daily
Institutional Shareholder Services	Proxy voting & class action services vendor	Daily
Morningstar, Inc.	Data vendor	Monthly; 60-day lag
PricewaterhouseCoopers LLP	Independent registered public accounting firm	Annually
PricingDirect Inc.	Pricing service	Daily
State Street Bank and Trust Company	Systems vendor	Daily
State Street Bank and Trust Company	Custodian	Daily
As part of the annual review of the compliance policies and procedures of the Trust, the Chief Compliance Officer will discuss the operation and effectiveness of this Policy and any changes to the Policy that have been made or recommended with the Board.
Investment Restrictions
The Trust has adopted the following fundamental investment policies that may not be changed without the approval of a majority of the shareholders of the Portfolio. The Portfolio may not:
1.
Borrow money, except as a temporary measure for extraordinary or emergency situations or to facilitate redemptions (not for leveraging or investment), provided that borrowing does not exceed an amount equal to one third of the current value of the Portfolio’s assets taken at market value, less liabilities, other than borrowings. If at any time the Portfolio’s borrowings exceed this limitation due to a decline in net assets, such borrowings will, within three days, be reduced to the extent necessary to comply with this limitation. The Portfolio will not purchase investments once borrowed funds (including reverse repurchase agreements) exceed 5% of its total assets.
2.
Make loans to any person or firm; provided, however, that the Trust is permitted to (i) acquire for investment bonds, debentures, notes or other evidence of indebtedness that is publicly distributed or of a type customarily purchased by institutional investors; or (ii) enter into repurchase agreements, and provided further that the Portfolio may lend its portfolio securities to broker-dealers or other institutional investors if the aggregate value of all securities loaned does not exceed 33 1∕3% of the value of the Portfolio’s total assets.
3.
Engage in the business of underwriting securities issued by others, except that the Portfolio will not be deemed to be an underwriter or to be underwriting on account of the purchase or sale of securities subject to legal or contractual restrictions on disposition.

4.
Issue senior securities, except as permitted by its investment objective, policies and restrictions, and except as permitted by the 1940 Act.
5.
Invest 25% or more of the value of its total assets in securities of companies primarily engaged in any one industry (other than the U.S. government, its agencies and instrumentalities); provided, however, that concentration may occur as a result of changes in the market value of portfolio securities and from investments in bankers’ acceptances, certificates of deposit, time deposits and other similar instruments issued by foreign and domestic branches of U.S. and foreign banks.
6.
With respect to 75% of its total assets, invest in securities of any one issuer (other than securities issued by the U.S. government, its agencies and instrumentalities), if immediately thereafter and as a result of such investment (i) the current market value of the Portfolio’s holdings in the securities of such issuer exceeds 5% of the value of the Portfolio’s assets, or (ii) the Portfolio owns more than 10% of the outstanding voting securities of the issuer.
7.
Purchase or sell real estate or real estate mortgage loans; provided, however, that the Portfolio may invest in securities secured by real estate or interests therein or issued by companies which invest in real estate or interests therein.
8.
Invest in commodities, except that the Portfolio may purchase and sell financial futures contracts and options thereon.
The concentration policy of the Portfolio (as set forth in Investment Restriction No. 5, above) permits the Portfolio to invest, without limit, in bankers’ acceptances, certificates of deposit and similar instruments issued by (i) U.S. banks, (ii) U.S. branches of foreign banks (in circumstances in which the U.S. branches of foreign banks are subject to the same regulation as U.S. banks), (iii) foreign branches of U.S. banks (in circumstances in which the Portfolio will have recourse to the U.S. bank for the obligations of the foreign branch), and (iv) foreign branches of foreign banks to the extent that the Adviser determines that the foreign branches of foreign banks are subject to the same or substantially similar regulations as U.S. banks. The Portfolio may concentrate in such instruments when, in the opinion of the Adviser, the yield, marketability and availability of investments meeting the Portfolio’s quality standards in the banking industry justify any additional risks associated with the concentration of the Portfolio’s assets in such industry.
With respect to the fundamental investment restriction above about industry concentration, the Adviser defines industries according to any one or more widely recognized third-party providers and/or as defined by the Adviser. Third-party industry lists may include the Bloomberg Classification System and the Standard and Poor’s Global Industry Classification Standard (GICS) (industry level). The Adviser will also have broad authority to make exceptions from third-party industry lists and determine for the Portfolio how to classify issuers within or among industries based on such issuer’s characteristics and subject to applicable law.
The Portfolio shall not invest more than 50% of the value of its total assets in securities issued by foreign branches of foreign banks. This non-fundamental restriction may be changed by the Board without the approval of shareholders.
Item 17. Management of the Trust
Board of Trustees and Executive Officers
The Board of the Trust is responsible for overseeing the Adviser and other service providers who manage the Portfolio’s day-to-day business affairs and for exercising all powers except those reserved to the shareholders. Each Trustee also serves as:
•
Trustee of Thrivent Mutual Funds, a registered investment company consisting of 25 series, which offers Class A and Class S shares;
•
Director of Thrivent Series Fund, Inc., a registered investment company consisting of 32 portfolios that serve as underlying funds for variable contracts issued by Thrivent Financial for Lutherans (“Thrivent”) and separate accounts of insurance companies not affiliated with Thrivent;
•
Trustee of Thrivent Core Funds, a registered investment company consisting of seven funds that are established solely for investment by Thrivent entities; and
•
Trustee of Thrivent ETF Trust, a registered investment company consisting of one fund that is an exchange-traded fund.

The Trust, Thrivent Mutual Funds, Thrivent Series Fund, Inc., Thrivent Core Funds, and Thrivent ETF Trust are collectively referred to as the “Fund Complex.”
The following table provides biographical information about the Trustees and officers of the Trust.
Interested Trustees(1)
Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During Past 5 Years	Other Directorships Held Currently and within Past Five Years
Michael W. Kremenak (1978)	President since 2023; Trustee since 2021	66	Senior Vice President and Head of Mutual Funds, Thrivent since 2020; Vice President, Thrivent from 2015 to 2020	Trustee of Thrivent Church Loan and Income Fund from 2020 to 2023
David S. Royal (1971)	Chief Investment Officer since 2017; Trustee since 2015	66	Chief Financial Officer, Thrivent since 2022; Executive Vice President, Chief Investment Officer, Thrivent since 2017; President, Mutual Funds from 2015 to 2023	Currently, Director of Thrivent Trust Company and Advisory Board Member of Twin Bridge Capital Partners; Trustee of Thrivent Church Loan and Income Fund from 2018 to 2023
Independent Trustees(4)
Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
Janice B. Case (1952)	Trustee since 2011	66	Retired
Independent Director
and member of the
Audit Committee and
Governance and
Nominating
Committee at MN8
Energy LLC and
MN8 Energy, Inc.
since 2023;
Independent Trustee
of North American
Electric Reliability
Corporation from
2008 to 2020

Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
Robert J. Chersi (1961)	Trustee since 2017	66	Founder of Chersi Services LLC (consulting firm) since 2014
Lead Independent
Director since 2019
and Director and
Audit Committee
Chair at
BrightSphere
Investment Group
plc since 2016;
Director and member
of the Audit and Risk
Oversight
Committees of
E*TRADE Financial
Corporation and
Director of E*TRADE
Bank from 2019 to
2020

Arleas Upton Kea (1957)	Trustee since 2022	66	Deputy to the Chairman for External Affairs, FDIC in 2021; Chief Operating Officer and Deputy to the Chairman, FDIC from 2018 to 2021; Director, Administration, FDIC from 1999 to 2018
Board of Directors,
Combined Federal
Campaign of the
National Capital Area
since 2021; Board of
Directors, University
of Texas Alumni
Association since
2021; Board of
Directors, University
of Texas Law School
Foundation since
2021

Paul R. Laubscher (1956)	Trustee since 2009	66	Portfolio Manager for U.S. private real estate and equity and global public equity portfolios, hedge funds and currency of IBM Retirement Funds from 1997 to 2022	None
Robert J. Manilla (1962)	Trustee since 2022	66	Vice President and Chief Investment Officer, The Kresge Foundation since 2007
Board Member of
Bedrock
Manufacturing
Company since
2014; Board Member
of Sustainable
Insight Capital
Management LLC
from 2013 to 2022;
Board Member of
Venture Michigan
Fund from 2016 to
2020; Board Member
of McGowan
Charitable fund from
2012 to 2019

Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation During the Past 5 Years	Other Directorships Held Currently and within Past Five Years
James A. Nussle (1960)	Trustee since 2011	66
President and Chief Executive
Officer of Credit Union National
Association since
September 2014; Director of
Portfolio Recovery Associates
(PRAA) since 2010; CEO of The
Nussle Group LLC (consulting
firm) since 2009
				None
James W. Runcie (1963)	Trustee since 2022	66	Co-Founder and CEO of Partnership for Education Advancement since 2017	Board Member of Follett Higher Education since 2022; Board Member of ECMC Group since 2021; Director and Audit Committee Chair of Class Acceleration Corporation from 2021 to 2022
Constance L. Souders (1950)	Trustee since 2007	66	Retired	None
Officers
Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Principal Occupation During the Past 5 Years
Michael W. Kremenak (1978)	President since 2023; Trustee since 2021	Senior Vice President and Head of Mutual Funds, Thrivent since 2020; Vice President, Thrivent from 2015 to 2020
David S. Royal (1971)	Chief Investment Officer since 2017; Trustee since 2015	Chief Financial Officer, Thrivent since 2022; Executive Vice President, Chief Investment Officer, Thrivent since 2017; President, Mutual Funds from 2015 to 2023
Sarah L. Bergstrom (1977)	Treasurer and Principal Accounting Officer since 2022	Vice President, Chief Accounting Officer/Treasurer - Mutual Funds, Thrivent since 2022; Head of Mutual Fund Accounting, Thrivent from 2017 to 2022
Edward S. Dryden (1965)	Chief Compliance Officer since 2010	Vice President, Chief Compliance Officer – Thrivent Funds, Thrivent since 2018; Director, Chief Compliance Officer – Thrivent Funds, Thrivent from 2010 to 2018
John D. Jackson (1977)	Secretary and Chief Legal Officer since 2020	Senior Counsel, Thrivent since 2017
Kathleen M. Koelling(5) (1977)	Privacy Officer since 2011
Vice President, Deputy General Counsel, Thrivent since 2018; Privacy
Officer, Thrivent since 2011; Anti-Money Laundering Officer, Thrivent from 2011 to 2019; Vice President, Managing Counsel, Thrivent from
2016 to 2018

Sharon K. Minta(5) (1973)	Anti-Money Laundering Officer since 2019	Director, Compliance and Anti-Money Laundering Officer of the Financial Crimes Unit, Thrivent since 2019; Compliance Manager of the Financial Crimes Unit, Thrivent from 2014 to 2019

Name, Address and Year of Birth(2)	Position with Trust and Length of Service(3)	Principal Occupation During the Past 5 Years
Troy A. Beaver (1967)	Vice President since 2016	Vice President, Mutual Funds Marketing & Distribution, Thrivent since 2015
Andrew R. Kellogg(6) (1972)	Vice President since 2022	Director of Strategic Partnerships, Thrivent since 2021; Director, Client Relations, SS&C/DST Systems, Inc. from 2016 to 2021
Jill M. Forte (1974)	Assistant Secretary since 2016	Senior Counsel, Thrivent since 2017
Richard L. Ramczyk(5) (1976)	Assistant Treasurer since 2022	Director, Fund Accounting and Valuation, Thrivent since 2022; Manager, Mutual Fund Accounting Operations, Thrivent from 2011 to 2022
Taishiro A. Tezuka (1985)	Assistant Treasurer since 2023
Director, Fund Administration, Thrivent since 2023; Director, Asset
Wealth Management, PricewaterhouseCoopers LLP from 2020 to
2022; Senior Manager, Asset Wealth Management,
PricewaterhouseCoopers LLP from 2019 to 2020; Manager, Asset
Wealth Management, PricewaterhouseCoopers LLP from 2016 to
2019

(1)
“Interested person” of the Trust as defined in the 1940 Act by virtue of a position with Thrivent. Mr. Kremenak and Mr. Royal are considered interested persons because of their principal occupations with Thrivent.
(2)
Unless otherwise noted, the address for each Trustee and Officer is 901 Marquette Avenue, Suite 2500, Minneapolis, MN 55402-3211.
(3)
Each Trustee generally serves an indefinite term until her or his successor is duly elected and qualified. Officers generally serve at the discretion of the Board until their successors are duly appointed and qualified.
(4)
The Trustees, other than Mr. Kremenak and Mr. Royal, are not “interested persons” of the Trust and are referred to as “Independent Trustees.”
(5)
The address for this officer is 4321 North Ballard Road, Appleton, WI 54913.
(6)
The address for this officer is 600 Portland Avenue S., Suite 100, Minneapolis, MN 55415-4402.
Additional Information on Trustees
The Board has concluded, based on each Trustee’s experience, qualifications, attributes or skills, on an individual basis and in combination with those of other Trustees, that each Trustee is qualified to serve on the Board. The qualifications that may be considered include, but are not limited to experience on other boards, occupation, business experience, education, knowledge regarding investment matters, diversity of experience, personal integrity and reputation and willingness to devote time to attend and prepare for Board and committee meetings. No one factor is controlling, either with respect to the group or any individual. Among the attributes or skills common to all Trustees are their ability to review critically, evaluate, question, and discuss information provided to them, to interact effectively with each of the other Trustees, the Adviser, counsel, the Trust’s independent registered public accounting firm and other service providers, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee’s ability to perform his or her duties effectively has been attained through the Trustee’s business, consulting, public service, or academic positions and through experience from service as a board member of the Trust and other funds in the Fund Complex, another fund complex, public companies, or non-profit entities or other organizations as set forth below. The following is a summary of each Trustee’s particular professional and other experience that qualifies each person to serve as a Trustee of the Trust.
Interested Trustees
Michael W. Kremenak. Mr. Kremenak has served as a Trustee on the Board of the Fund Complex since 2021. He is currently the President of the Fund Complex and previously served as Senior Vice President from 2020 to 2023 and as Secretary and Chief Legal Officer from 2015 to 2020. He served as a Trustee and Senior Vice President of Thrivent Church Loan and Income Fund from 2020 to 2023. Mr. Kremenak joined Thrivent in 2013 and is currently Head of Thrivent Mutual Funds. Before joining Thrivent, Mr. Kremenak worked in the legal department of a large asset management firm. Mr. Kremenak serves on the investment committee of two non-profit organizations, and he has experience serving as a member of the board of directors of a non-profit organization from 2014 to 2020, including on its investment committee.
David S. Royal. Mr. Royal has served as a Trustee on the Board of the Fund Complex since 2015. He is currently the Chief Investment Officer of the Fund Complex, and he previously served as President from 2015 to 2023 and as Secretary and Chief Legal Officer until 2015. He has served as Chief Financial Officer of Thrivent since 2022 and as Executive Vice President, Chief Investment Officer of Thrivent since 2017. Prior to his current position at Thrivent, Mr. Royal was Deputy General Counsel of Thrivent. He served as Trustee and President of Thrivent Church Loan and Income Fund from 2018 to 2023. Before joining Thrivent, Mr. Royal was a partner at an international law firm based in Chicago. Mr. Royal also has experience serving on the boards of directors of non-profit organizations.
Independent Trustees
Janice B. Case. Ms. Case has served as a Trustee on the Board of the Fund Complex since 2011 and as Chair of the Governance and Nominating Committee since 2012. She has over 40 years of experience in the electric utilities industry, including ten years as an executive officer of a Florida-based electric utility and holding company. She is currently an Independent Director and serves on the Audit Committee and the Governance and Nominating Committee for MN8 Energy LLC and MN8 Energy, Inc. Since leaving full-time corporate employment, Ms. Case gained mutual fund industry experience as a former director on the board of another fund complex. Ms. Case has also served as a director on several public corporate and non-profit boards.
Robert J. Chersi. Mr. Chersi has served as a Trustee on the Board of the Fund Complex and as Chair of the Audit Committee since 2017. He also has been determined by the Board to be an Audit Committee financial expert. Mr. Chersi has over 30 years of experience in the financial services industry and is the founder of Chersi Services LLC, a financial consulting firm. He is currently the Lead Independent Director and Audit Committee Chair at BrightSphere Investment Group plc. Mr. Chersi is also the Executive Director of the Center for Global Governance, Reporting and Regulation of the Lubin School of Business at Pace University. He served as a Director of E*TRADE Bank and E*TRADE Financial Corporation from 2019 to 2020.
Arleas Upton Kea. Ms. Kea has served as a Trustee on the Board of the Fund Complex since 2022. She retired after more than 35 years of government experience at the Federal Deposit Insurance Corporation (FDIC) where she served in various roles, including as the Deputy to the Chairman for External Affairs; Chief Operating Officer and Deputy to the Chairman; Director, Administration; Ombudsman; and in the Legal Division, including as Acting Deputy General Counsel. As a member of FDIC’s leadership team, she served on the operating committee and the compensation committee and led initiatives in strategic planning, risk management, crisis management, business continuity planning, public policy, external affairs, human resources, and diversity, equity and inclusion. She has gained experience as a director on the board of several non-profit organizations.
Paul R. Laubscher. Mr. Laubscher has served as a Trustee on the Board of the Fund Complex since 2009 and as Chair of the Board since 2019. He also previously served as Chair of the Investment Committee from 2010 through 2018 and during a period in 2022. He is a holder of the Chartered Financial Analyst designation and has over 25 years of experience as a portfolio manager. Mr. Laubscher was formerly a senior investment manager of the retirement fund of a large public technology company.
Robert J. Manilla. Mr. Manilla has served as a Trustee on the Board of the Fund Complex since 2022 and as Chair of the Investment Committee since 2023. He has over 30 years of experience in the financial services industry, including fifteen years as Vice President and Chief Investment Officer of the Kresge Foundation, a private, national foundation that works to expand opportunities in America's cities through grantmaking and social investing in arts and culture, education, environment, health, human services and community development in Detroit. Mr. Manilla spent 20 years in the auto industry where he held management roles in product development, sales and marketing, manufacturing, international operations, capital markets and asset management. He has experience as a member on the board of several private, public, and non-profit organizations.
James A. Nussle. Mr. Nussle has served as a Trustee on the Board of the Fund Complex since 2011 and as Chair of the Ethics and Compliance Committee since 2022. He has more than 20 years of public service experience, including serving as a Representative from Iowa in the House of Representatives from 1991 through 2007 and as Director of the U.S. Office of Management and Budget. Mr. Nussle is the President and Chief Executive Officer of the Credit Union

National Association, a national trade association for America’s credit unions. Mr. Nussle has gained experience as a director on the advisory board of a private equity firm and on the board of several non-profit organizations.
James W. Runcie. Mr. Runcie has served as a Trustee on the Board of the Fund Complex since 2022. He is the Chief Executive Officer of the Partnership of Education Advancement, a not-for-profit organization that provides institutional capacity building support to mission-focused colleges and universities. Mr. Runcie previously served at the US Department of Education as Chief Operating Officer of Federal Student Aid. Prior to his government service, Mr. Runcie was an investment banking executive at several firms including UBS Investment Bank, Bank of America, and Donaldson, Lufkin and Jenrette. Mr. Runcie currently serves on several for-profit and not-for-profit organizations.
Constance L. Souders. Ms. Souders has served as a Trustee on the Board of the Fund Complex since 2007 and as Chair of the Contracts Committee since 2010. She also served as the Audit Committee financial expert from 2010 through 2016. Ms. Souders has over 20 years of experience in the mutual fund industry, including eight years as the former Treasurer of a mutual fund complex and registered investment adviser and the Financial and Operations General Securities Principal of a mutual fund broker-dealer.
Leadership Structure and Oversight Responsibilities
Overall responsibility for oversight of the Trust rests with the Board. The Board has engaged Thrivent to manage the Trust on a day-to-day basis. The Board is responsible for overseeing Thrivent and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Massachusetts law, other applicable laws, and the Trust’s organizational documents. The Board is currently composed of ten members, including eight Independent Trustees and two Interested Trustees. An “Independent Trustee” is not an “interested person” (as defined in the 1940 Act) of the Trust, while an “Interested Trustee” is. The Board conducts regular meetings four times a year. In addition, the Board holds special in-person or virtual meetings or informal meetings to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel and an industry consultant to assist them in performance of their oversight responsibilities.
The Board has appointed an Independent Trustee to serve in the role of Chair. The Chair’s role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chair may also perform such other functions as may be delegated by the Board from time to time. Except for duties specified herein or pursuant to the Trust’s organizational documents, the designation of Chair does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally. The Board has established five standing committees (described in more detail below) to assist the Board in the oversight and direction of the business and affairs of the Trust, and from time to time may establish informal working groups or ad hoc committees to review and address the policies and practices of the Trust with respect to certain specified matters. The Board believes that the Board’s current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of the Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.
The Trust is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of Thrivent and other service providers (depending on the nature of the risk), which carry out the Trust’s investment management and business affairs. Each of Thrivent and the other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.
Risk oversight forms part of the Board’s general oversight of the Trust and is addressed as part of various Board and committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Trust or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a committee, interacts with and reviews reports from, among others, Thrivent (including in its role as Liquidity Risk Management Program Administrator and Valuation Designee), the Chief Compliance Officer of the Trust, the Derivatives Risk Manager of the Trust, the independent registered public accounting firm for the Trust, and internal auditors for Thrivent, as appropriate, regarding risks faced by the Trust, and Thrivent’s risk management functions.

With respect to liquidity risk, the Board or one of its committees reviews, no less frequently than annually, a written report prepared by the Liquidity Program Administrator that addresses the operation of the Liquidity Program and assesses its adequacy and effectiveness of implementation. With respect to valuation risk, the Board oversees the Adviser in its role as Valuation Designee and reviews periodic reporting addressing valuation matters with respect to the Trust, including the Valuation Designee's annual assessment of the adequacy and effectiveness of the Valuation Designee's process for determining the fair value of the designated portfolio of securities. With respect to derivatives risk, the Board or one of its committees reviews reports received from the Derivatives Risk Manager on a regular, annual and interim (if necessary) basis that address the operation and effectiveness of the Derivatives Risk Management Program.
The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Trust’s compliance program and reports to the Board and the Ethics and Compliance Committee regarding compliance matters for the Trust and its principal service providers. In addition, as part of the Board’s annual review of the Trust’s advisory and other service provider agreements, the Board considers risk management aspects of these entities’ operations and the functions for which they are responsible. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.
Committees of the Board of Trustees
The Board conducts oversight of the Trust with the assistance of five committees, which are Audit, Ethics and Compliance, Investment, Contracts, and Governance and Nominating. Each committee is comprised of all of the Independent Trustees. The responsibilities of each committee are described below.
Audit Committee. The Audit Committee oversees management of financial risks and controls and is responsible for recommending the engagement or retention of the Trust’s independent auditors. The Audit Committee serves as the channel of communication between the independent auditors of the Trust and the Board with respect to financial statements and financial reporting processes, systems of internal control, and the audit process, including permitted non-audit services. A representative of business risk management, which functions as the Adviser’s internal audit group, meets with the Audit Committee and provides reports to the Audit Committee on an as-needed basis (but at least annually). The Audit Committee met four times during the past fiscal year.
Ethics and Compliance Committee. The Ethics and Compliance Committee monitors ethical and compliance risks and oversees the legal and regulatory compliance matters of the Funds. The Ethics and Compliance Committee meets with and receives reports from the Trust’s Chief Compliance Officer, Chief Legal Officer, Privacy Officer, Anti-Money Laundering Officer and other Adviser personnel on matters relating to the compliance program and other regulatory and ethics matters. The Ethics and Compliance Committee met four times during the past fiscal year.
Investment Committee. The Investment Committee is designed to review investment strategies and risks in conjunction with its review of the Funds’ performance. The Investment Committee assists the Board in its oversight of the investment performance of the Funds; the Funds’ consistency with their investment objectives and styles; management’s selection of benchmarks, peer groups and other performance measures for the Funds; and the range of investment options offered to investors in the Funds. In addition, the Committee assists the Board in its review of investment-related aspects of management’s proposals such as new funds or Fund reorganizations. The Investment Committee met four times in the past fiscal year.
Contracts Committee. The Contracts Committee assists the Board in fulfilling its duties with respect to the review and approval of contracts between the Trust and other entities, including entering into new contracts and the renewal of existing contracts. The Contracts Committee considers investment advisory, distribution, transfer agency, administrative service and custodial contracts, and such other contracts as the Board deems necessary or appropriate for the continuation of operations of each Fund. The Contracts Committee met six times in the past fiscal year.
Governance and Nominating Committee. The Governance and Nominating Committee assists the Board in fulfilling its duties with respect to the governance of the Trust, including the review and evaluation of the composition and operation of the Board and its committees, the annual self-assessment of the Board and its committees and periodic review and recommendations regarding compensation of the Independent Trustees. The Governance and Nominating Committee makes recommendations regarding nominations for Trustees and will consider nominees suggested by shareholders sent to the attention of the President of the Trust. The Governance and Nominating Committee met four times during the past fiscal year.

Beneficial Interest in the Trust by Trustees
The following table provides information, as of December 31, 2023 regarding the dollar range of beneficial ownership by each Trustee of the Trust. The dollar range shown in the third column reflects the aggregate amount of each Trustee’s beneficial ownership in all registered investment companies within the investment company complex that are overseen by the Trustee. For Independent Trustees only, the third column includes each Trustee’s deferred compensation, which is effectively invested in Thrivent Mutual Funds. For more information on the deferred compensation plan and for the aggregate amount of each Trustee’s deferred compensation, see “Compensation of Trustees and Officers” below.
Interested Trustees
Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex
Michael W. Kremenak	None	Over $100,000
David S. Royal	None	Over $100,000
Independent Trustees
Name of Trustee	Dollar Range of Beneficial Ownership in the Trust	Aggregate Dollar Range of Beneficial Ownership in All Registered Investment Companies Overseen by the Trustee in the Investment Company Complex
Janice B. Case	None	Over $100,000
Robert J. Chersi	None	Over $100,000
Arleas Upton Kea	None	Over $100,000
Paul R. Laubscher	None	Over $100,000
Robert J. Manilla	None	Over $100,000
James A. Nussle	None	Over $100,000
James W. Runcie	None	Over $100,000
Constance L. Souders	None	Over $100,000
Compensation of Trustees and Officers
The Trust makes no payments to any of its officers for services performed for the Trust. The Independent Trustees are paid an annual base compensation of $245,000 to serve on the Boards of the Fund Complex. Each Trustee also receives $10,000 for each quarterly Board meeting and any in-person special meeting attended. The Board Chair is compensated an additional $120,000 per year; the Chair of the Audit Committee, who also serves as the Audit Committee Financial Expert, is compensated an additional $50,000 per year; the Chair of the Contracts Committee, the Chair of the Investment Committee, the Chair of the Governance and Nominating Committee and the Chair of the Ethics and Compliance Committee are each compensated an additional $30,000 per year. Independent Trustees are reimbursed by the Trust for any expenses they may incur by reason of attending Board meetings or in connection with other services they may perform in connection with their duties as Trustees of the Trust. The Trustees receive no pension or retirement benefits in connection with their service to the Trust.
The following table provides the amounts of compensation paid to the Trustees either directly or in the form of payments made into a deferred compensation plan for the fiscal year ended October 31, 2023:
Name of Trustee(1)	Aggregate Compensation from Trust for Fiscal Year Ending October 31, 2023	Total Compensation Paid by Trust and the Fund Complex for Fiscal Year Ending October 31, 2023
Janice B. Case	$1,170	$307,500
Robert J. Chersi	$1,246	$327,500
Arleas Upton Kea	$1,056	$277,500
Paul R. Laubscher	$1,512	$397,500

Name of Trustee(1)	Aggregate Compensation from Trust for Fiscal Year Ending October 31, 2023	Total Compensation Paid by Trust and the Fund Complex for Fiscal Year Ending October 31, 2023
Robert J. Manilla	$1,170	$307,500
James A. Nussle	$1,170	$307,500
James W. Runcie	$1,056	$277,500
Constance L. Souders	$1,170	$307,500

(1)
The Trust has adopted a deferred compensation plan for the benefit of the disinterested Trustees of the Trust who wish to defer receipt of a percentage of eligible compensation which they otherwise are entitled to receive from the Trust. Compensation deferred is effectively invested in Thrivent Mutual Funds, the allocation of which is determined by the individual Trustee. The Trustees participating in the deferred compensation plan do not actually own shares of the Thrivent Mutual Funds through the plan, since deferred compensation is a general liability of the Thrivent Mutual Funds. However, a Trustee’s return on compensation deferred is economically equivalent to an investment in the applicable Thrivent Mutual Funds. For compensation paid during the fiscal year ended October 31, 2023, the total amount of deferred compensation payable to the Trustees was $100,000 to Ms. Kea, $296,979 to Mr. Manilla, and $138,750 to Mr. Runcie.
Code of Ethics
The Trust and Thrivent have each adopted a code of ethics pursuant to the requirements of the 1940 Act. Under the Codes of Ethics, personnel are only permitted to engage in personal securities transactions in accordance with certain conditions relating to such person’s position, the identity of the security, the timing of the transaction, and similar factors. Transactions in securities that may be held by the Fund are permitted, subject to compliance with applicable provisions of the Code. Personal securities transactions must be reported quarterly, and broker confirmations of such transactions must be provided for review.
Proxy Voting Policies
The Board has delegated to the Adviser the responsibility for voting any proxies with respect to the Portfolio in accordance with the proxy voting policies adopted by the Adviser. The Adviser’s proxy voting policy is included in Appendix B. Information regarding how the Trust voted proxies relating to portfolio securities during the most recent twelve-month period ended June 30 is available without charge by calling 800-847-4836 or at SEC.gov where it is filed on form N-PX.
Item 18. Control Persons and Principal Holders of Securities
Control Persons and Principal Holders
The shareholders of the Portfolio are affiliates of the Portfolio, which is managed by Thrivent. The shareholders include other mutual funds advised by Thrivent or an affiliate of Thrivent. The table below identifies the Thrivent sponsored mutual funds that own of record or are known by the Trust to own beneficially 5% or more of any class of the Portfolio’s outstanding shares (Principal Holders) or 25% or more of the Portfolio’s outstanding shares (Control Persons). A shareholder who beneficially owns more than 25% of the Portfolio’s shares is presumed to “control” the Portfolio, as that term is defined in the 1940 Act, and may have a significant impact on matters submitted to a shareholder vote. A shareholder who beneficially owns more than 50% of the Portfolio’s outstanding shares may be able to approve proposals, or prevent approval of proposals, without regard to votes by other Portfolio shareholders. The information provided in the table for the Portfolio is as of January 31, 2024.
Portfolio	Shareholder	Percent Owned
Thrivent Cash Management Trust	Thrivent High Yield Portfolio	12.94%
	Thrivent Mid Cap Stock Portfolio	9.63%
	Thrivent Small Cap Stock Fund	7.45%
	Thrivent High Yield Fund	7.15%
	Thrivent Income Portfolio	7.07%
	Thrivent Diversified Income Plus Fund	5.86%

Portfolio	Shareholder	Percent Owned
	Thrivent Opportunity Income Plus Fund	5.65%
	Thrivent Core Emerging Markets Debt Fund	5.65%
Management Ownership
As of January 31, 2024, the Trust’s officers and Trustees owned less than 1% of the shares of the Trust.
Item 19. Investment Advisory and Other Services
Service Providers
Most of the Portfolio’s necessary day-to-day operations are performed by service providers under contract to the Trust. The principal service providers for the Portfolio are:
Adviser:	Thrivent
Administrator:	Thrivent
Distributor:	Thrivent Distributors, LLC
Custodian:	State Street Bank and Trust Company
Transfer Agent:	Thrivent Financial Investor Services Inc.
Independent Registered Public Accounting Firm:	PricewaterhouseCoopers LLP
Adviser
Thrivent serves as the investment adviser to the Portfolio pursuant to an Advisory Agreement dated as of August 25, 2004 (“Advisory Agreement”), by and between Thrivent and the Trust. Thrivent is a Wisconsin corporation chartered as a fraternal benefit society. Thrivent’s mailing address is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. The officers of the Trust are affiliated with Thrivent in the following capacities:
Affiliated Person	Position with Trust	Position with Thrivent
Michael W. Kremenak	Trustee and President	Senior Vice President and Head of Mutual Funds
David S. Royal	Trustee and Chief Investment Officer	Executive Vice President, Chief Financial Officer, and Chief Investment Officer
Sarah L. Bergstrom	Treasurer and Principal Accounting Officer	Vice President, Chief Accounting Officer/Treasurer – Mutual Funds
Edward S. Dryden	Chief Compliance Officer	Vice President, Chief Compliance Officer – Thrivent Funds
John D. Jackson	Secretary and Chief Legal Officer	Senior Counsel
Kathleen M. Koelling	Privacy Officer	Vice President, Deputy General Counsel; and Privacy Officer
Sharon K. Minta	Anti-Money Laundering Officer	Director, Compliance, Anti-Money Laundering Officer and Manager of Identity Theft and Customer Fraud/ Special Investigations Unit
Troy A. Beaver	Vice President	Vice President, Mutual Funds Marketing & Distribution
Andrew R. Kellogg	Vice President	Director of Strategic Partnerships
Jill M. Forte	Assistant Secretary	Senior Counsel
Richard L. Ramczyk	Assistant Treasurer	Director, Fund Accounting and Valuation
Taishiro A. Tezuka	Assistant Treasurer	Director, Fund Administration
Under the Advisory Agreement, the Thrivent directs the Portfolio’s investments in accordance with its investment objective, policies and limitations. For these services, the Trust pays a fee to Thrivent at the rates stated in the

Prospectus. Thrivent may voluntarily reimburse a portion of the Trust’s expenses, and such voluntary expense reimbursement can be discontinued by Thrivent at any time. The Trust paid Thrivent $171,787 for the fiscal year ended October 31, 2023, $246,154 for the fiscal year ended October 31, 2022, and $276,606 for the fiscal year ended October 31, 2021.
The Advisory Agreement was approved by the Board, including a majority of the Trustees who are not “interested persons” of the Trust, as such term is defined in Section 2(a) (19) of the 1940 Act (“Independent Trustees”), and will continue in effect from year to year provided that the Advisory Agreement is approved by the Board, including a majority of the Independent Trustees, on an annual basis. The Advisory Agreement may be terminated without penalty by Thrivent upon 60 days’ written notice, or by the Trust on behalf of the Portfolio upon 60 days’ written notice, and will terminate automatically upon its assignment.
Administrator
Thrivent serves as the administrator of the Portfolio pursuant to an Administration Contract dated as of August 25, 2004 (“Administration Contract”) by and between Thrivent and the Trust. Under the Administration Contract, Thrivent will, among other things, (i) provide the Portfolio with administrative and clerical services, including the maintenance of the Portfolio’s books and records (ii) arrange the periodic updating of the Trust’s Registration Statement and Confidential Offering Memorandum, and (iii) provide proxy materials and reports to Portfolio shareholders and the SEC.
Thrivent also provides certain accounting and pricing services to the Trust. These services include calculating the Trust’s daily net asset value per share; maintaining original entry documents and books of record and general ledgers; posting cash receipts and disbursements; reconciling bank account balances monthly; recording purchases and sales; and preparing monthly and annual summaries to assist in the preparation of financial statements of, and regulatory reports for, the Trust. For these services, the Trust paid Thrivent $90,000 for the fiscal year ended October 31, 2023, $90,000 for the fiscal year ended October 31, 2022, and $90,000 for the fiscal year ended October 31, 2021.
The Administration Contract was approved initially for a one-year term by the Board and continues in effect from year to year upon annual approval of a majority of the Trustees, including a majority of the Independent Trustees. Either Thrivent or the Trust may terminate the Administration Contract upon providing 60 days prior written notice to the other party.
Distributor
Thrivent Distributors, LLC, 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211 serves as the principal underwriter and distributor for the Trust pursuant to a Distribution Agreement dated as of January 1, 2018 (“Distribution Agreement”) by and between Thrivent Distributors, LLC and the Trust.
The Distribution Agreement was initially approved by the Board, including a majority of the Independent Trustees, for a two year period and continues in effect from year to year upon annual approval of the Board, including a majority of the Independent Trustees.
Custodian
State Street Bank and Trust Company, One Congress Street, Suite 1, Boston, Massachusetts 02114-2016, serves as the custodian for the Trust.
Transfer Agent
Thrivent Financial Investor Services Inc., 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211 serves as the transfer agent for the Trust.
Independent Registered Public Accounting Firm
PricewaterhouseCoopers LLP, 45 South Seventh Street, Suite 3400, Minneapolis, Minnesota 55402, serves as the Trust’s independent registered public accounting firm providing professional services including audits of the Trust’s annual financial statements, assistance and consultation in connection with SEC filings, and review and signing of the annual income tax returns filed on behalf of the Trust.
Item 20. Portfolio Managers
Not Applicable
Item 21. Brokerage Allocation and Other Practices
All portfolio transactions are placed on behalf of the Trust by the Adviser. There is generally no stated commission in the purchase or sale of securities traded in the over-the-counter markets, including most debt securities and money market instruments. Rather, the price of such securities includes an undisclosed commission in the form of a mark-up or mark-down. The Trust did not pay any underwriting commissions during the fiscal year ending October 31, 2023.
Subject to the arrangements and provisions described below, the selection of a broker or dealer to execute portfolio transactions is usually made by the Adviser. The Advisory Agreement provides that in executing portfolio transactions and selecting brokers or dealers, the Adviser shall use its best efforts to seek, on behalf of the Trust, the best overall terms available. Ordinarily, securities will be purchased from primary markets, and the Adviser shall consider all factors it deems relevant in assessing the best overall terms available for any transaction, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, for the specific transaction and other transactions on a continuing basis.
The Advisory Agreement authorizes the Adviser to select brokers or dealers to execute a particular transaction. In evaluating the best overall terms available, the Adviser may consider the “brokerage and research services” (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to the Trust and/or the Adviser (or its affiliates). The Adviser is authorized to cause the Trust to pay a commission to a broker or dealer who provides such brokerage and research services for executing a portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Adviser must determine in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided. To the extent applicable, the provisions of the European Union’s second Markets in Financial Instruments Directive, known as MiFID II, could have an impact on the allocation of brokerage transactions and the receipt and compensation for research services by the Adviser. Certain services received by the Adviser attributable to the portfolio transactions of the Trust may benefit one or more other accounts for which the Adviser or its affiliate exercises investment discretion, and may not directly benefit the particular accounts that generated the brokerage commissions used to acquire the research product or service, including the Trust. The Adviser’s fees are not reduced by the Adviser’s receipt of such brokerage and research services.
The Trust held securities of its “regular broker or dealers,” as that term is defined in Rule 10b-1 under the 1940 Act, as of October 31, 2023 as follows:
Regular Broker or Dealer (or Parent)	Aggregate Holdings
Goldman, Sachs & Company	$52,965,000
BlackRock, Inc.	$5,000
Dreyfus	$5,000
Item 22. Capital Stock and Other Securities
Under its Declaration of Trust, the Trust is authorized to issue an unlimited number of shares of beneficial interest with a par value of $0.01 per shares, which may be divided into one or more series or classes of shares. Each share of any series shall represent an equal proportionate share in the assets of that series with each other share in that series. The Trustees may authorize the creation of additional series of shares and additional classes of shares within any series, subject to the terms of the Declaration of Trust. The Trustees have the power to determine the designations, preferences, privileges, limitations and rights, including voting and dividend rights, of each series and class of shares. As of the date of the SAI, the Trust is comprised of a single portfolio series with a single class of shares.

The Declaration of Trust provides that no shareholder shall be subject to any personal liability to any person in connection with Trust property or the acts, obligations or affairs of the Trust.
The Declaration of Trust may be amended by a majority shareholder vote, as described in the Declaration of Trust. The Trustees may amend the Declaration of Trust under certain limited circumstances, provided that the purpose of the amendment does not adversely affect the rights of any shareholder. No amendment to the Declaration of Trust may be made that would change any rights with respect to any Trust or series shares by reducing the amount payable to such shares upon liquidation of the Trust or series or by diminishing or eliminating any voting rights pertaining to such shares, except with the approval of the holders of two thirds of the Trust or series shares outstanding and entitled to vote or by such other vote as established by the Trustees with respect to such shares. In addition, the Declaration of Trust may not be amended to impair the exemption from personal liability of the shareholders of the Trust or to permit assessment upon shareholders.
The Trust will not have an annual meeting of shareholders. Special meetings of shareholders may be convened by the Board or upon written request by shareholders holding not less than one-third in amount of the entire number of shares issued and outstanding and entitled to vote.
Item 23. Purchase, Redemption and Pricing of Shares
Manner in Which Shares are Offered and Redeemed
Shares of the Trust are being offered to clients of Thrivent’s securities lending program, which are the series of Thrivent Mutual Funds and Thrivent Series Fund, Inc. Shares of the Trust are sold on a private placement basis in accordance with Regulation D under the Securities Act of 1933, as amended. Shares are not subject to a sales load or redemption fee, and assets of the Trust are not subject to a Rule 12b-1 fee. The Trust will pay redemption requests within seven days following receipt of all required documents, subject to the limited exceptions as permitted by the SEC.
Valuation of Trust Shares
The net asset value per share is generally determined at the close of regular trading on the NYSE, or any other day as provided by Rule 22c-1 under the 1940 Act. Determination of net asset value may be suspended when the NYSE is closed or if certain emergencies have been determined to exist by the Securities and Exchange Commission, as allowed by the 1940 Act. If the NYSE has an unscheduled early close but certain other markets remain open until their regularly scheduled closing time, the NAV may be determined as of the regularly scheduled closing time of the NYSE. If the NYSE and/or certain other markets close early due to extraordinary circumstances (e.g., weather, terrorism, etc.), the NAV may be calculated as of the early close of the NYSE and/or other markets. The NAV generally will not be determined on days when, due to extraordinary circumstances, the NYSE and/or certain other markets do not open for trading.
It is the policy of the Trust to use its best efforts to maintain a constant price per share of $1.00, although there can be no assurance that the $1.00 net asset value per share will be maintained. In accordance with this effort and pursuant to Rule 2a-7 under the 1940 Act, the Trust uses the amortized cost valuation method to value its portfolio instruments. This method involves valuing an instrument at its cost and thereafter assuming a constant amortization to maturity of any discount or premium even though the portfolio security may increase or decrease in market value generally in response to changes in interest rates. While this method provides certainty in valuation, it may result in periods during which value, as determined by amortized cost, is higher or lower than the price a Trust would receive if it sold the instrument.
The Trustees have established procedures reasonably designed to stabilize the Trust’s price per share at $1.00. These procedures include (i) the determination of the deviation from $1.00, if any, of the Trust’s net asset value using market values, (ii) periodic review by the Trustees of the amount of and the methods used to calculate the deviation, and (iii) maintenance of records of such determination. The Trustees will promptly consider what action, if any, should be taken if such deviation exceeds 0.4 of one percent.
In a negative interest rate environment that causes the Portfolio to have a negative gross yield, the Trustees may consider taking various actions including, but not limited to, enacting mechanisms (such as share cancellation, to the extent permitted by applicable law and its organizational documents) to seek to maintain a stable net asset value per share at $1.00, or discontinuing use of the amortized cost method of valuation to maintain a stable net asset value of $1.00 per share and establishing a floating net asset value rounded to four decimal places by using available market quotations or equivalents. If the Portfolio were to implement share cancellation, then the Portfolio would continue to maintain a stable $1.00 share price by use of the amortized cost method of valuation and penny rounding method but the value of an investor’s investment would decline if the Portfolio reduces the number of shares held by the investor. Conversely, if the Portfolio were to float its net asset value, then the Portfolio would no longer maintain a stable $1.00 share price and instead have a share price that fluctuates. An investor in a money market fund that floats its net asset value would lose money if the investor sells their shares when they are worth less than what the investor originally paid for them.
The Trustees may, in their discretion, permanently suspend redemptions and liquidate if, among other things, the Portfolio, at the end of a business day, has less than 10% of its total assets invested in weekly liquid assets; or if the Portfolio’s amortized cost price per share has deviated from its market-based NAV per share, or the Trustees have determined such deviation is likely to occur.
Item 24. Taxation of the Trust
Federal Tax Information for the Trust
This discussion of federal income tax consequences is based on the Internal Revenue Code and the regulations issued thereunder as in effect on the date of this SAI. New legislation, as well as administrative changes or court decisions, may significantly change the conclusions expressed herein, and may have a retroactive effect with respect to the transactions contemplated herein.
It is the Trust’s policy to qualify for taxation as a “regulated investment company” (RIC) by meeting the requirements of Subchapter M of the Internal Revenue Code. By qualifying as a RIC, the Trust expects to eliminate or reduce to a nominal amount the federal income tax to which it is subject. If the Trust does not qualify as a RIC under the Internal Revenue Code, it will be subject to federal income tax on its net investment income and any net realized capital gains. In addition, the Trust could be required to recognize unrealized gains, pay substantial taxes and interest, and make substantial distributions before requalifying as a RIC.
The Trust is treated as a separate entity for federal income tax purposes. The Trust intends to qualify as a RIC so that it will be relieved of federal income tax on that part of its income that is distributed to shareholders. In order to qualify for treatment as a RIC, the Trust must, among other requirements, distribute annually to its shareholders at least the sum of 90% of its investment company taxable income (generally, net investment income plus the excess, if any, of net short-term capital gain over net long-term capital losses) and 90% of its net tax-exempt income. Among these requirements are the following: (i) at least 90% of the Trust’s gross income each taxable year must be derived from dividends, interest, payments with respect to securities loans, and gains from the sale or other disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock or securities or currencies and net income derived from an interest in a qualified publicly traded partnership; (ii) at the close of each quarter of the Trust’s taxable year, at least 50% of the value of its total assets must be represented by cash and cash items, U.S. government securities, securities of other RICs and other securities, with such other securities limited, in respect of any one issuer, to an amount that does not exceed 5% of the value of the Trust’s assets and that does not represent more than 10% of the outstanding voting securities of such issuer; and (iii) at the close of each quarter of the Trust’s taxable year, not more than 25% of the value of its assets may be invested in securities (other than U.S. government securities or the securities of other RICs) of any one issuer or of two or more issuers and which are engaged in the same, similar, or related trades or businesses if the Trust owns at least 20% of the voting power of such issuers, or the securities of one or more qualified publicly traded partnerships.
Certain master limited partnerships may qualify as “qualified publicly traded partnerships” for purposes of the Subchapter M diversification rules described above. To do so, the master limited partnership must satisfy two requirements during the taxable year. First, the interests of such partnership either must be traded on an established securities market or must be readily tradable on a secondary market (or the substantial equivalent thereof). Second, the partnership must meet the 90% gross income requirements for the exception from treatment as a corporation with gross income other than income consisting of dividends, interest, payments with respect to securities loans, or gains from the sale or other disposition of stock or securities or foreign currencies, or other income derived with respect to its business of investing in such stock securities or currencies.

The Internal Revenue Code imposes a non-deductible excise tax on RICs that do not distribute in a calendar year (regardless of whether they otherwise have a non-calendar taxable year) an amount equal to 98% of their “ordinary income” (as defined in the Internal Revenue Code) for the calendar year plus 98.2% of their net capital gain for the one-year period ending on October 31 of such calendar year, plus any undistributed amounts from prior years. The non-deductible excise tax is equal to 4% of the deficiency. For the foregoing purposes, the Trust is treated as having distributed any amount on which it is subject to income tax for any taxable year ending in such calendar year and certain amounts with respect to which estimated taxes are paid in such calendar year. The Trust may in certain circumstances be required to liquidate Trust investments to make sufficient distributions to avoid federal excise tax liability at a time when the investment adviser might not otherwise have chosen to do so, and liquidation of investments in such circumstances may affect the ability of the Trust to satisfy the requirements for qualification as a RIC.
Dividends and interest received from the Trust’s holding of foreign securities may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. If the Trust meets certain requirements, which include a requirement that more than 50% of the value of the Trust’s total assets at the close of its taxable year consists of stocks or securities of foreign corporations, then the Trust should be eligible to file an election with the Internal Revenue Service (IRS) that may enable shareholders, in effect, to receive either the benefit of a foreign tax credit, or a tax deduction, but not both, with respect to any foreign and U.S. possessions income taxes paid by the Trust, subject to certain limitations. Pursuant to this election, the Trust will treat those taxes as dividends paid to its shareholders. Each such shareholder will be required to include a proportionate share of those taxes in gross income as income received from a foreign source and must treat the amount so included as if the shareholder had paid the foreign tax directly. The shareholder may then, subject to certain limitations, either deduct the taxes deemed paid by him or her in computing his or her taxable income or, alternatively, use the foregoing information in calculating any foreign tax credit the shareholder may be entitled to use against such shareholder’s federal income tax. If the Trust makes this election, the Trust will report annually to its shareholders the respective amounts per share of the Trust’s income from sources within, and taxes paid to, foreign countries and U.S. possessions.
The Trust’s transactions in foreign currencies and forward foreign currency contracts will be subject to special provisions of the Internal Revenue Code that, among other things, may affect the character of gains and losses realized by the Trust (i.e., may affect whether gains or losses are ordinary or capital), accelerate recognition of income to the Trust and defer losses. These rules could therefore affect the character, amount and timing of distributions to shareholders. These provisions also may require the Trust to mark-to-market certain types of positions in its portfolio (i.e., treat them as if they were closed out) which may cause the Trust to recognize income without receiving cash with which to make distributions in amounts necessary to satisfy the RIC distribution requirements for avoiding income and excise taxes. The Trust intends to monitor its transactions, intends to make the appropriate tax elections, and intends to make the appropriate entries in its books and records when it acquires any foreign currency or forward foreign currency contract in order to mitigate the effect of these rules so as to prevent disqualification of the Trust as a RIC and minimize the imposition of income and excise taxes.
If the Trust owns shares in certain foreign investment entities, referred to as “passive foreign investment companies” or “PFICs,” the Trust will be subject to one of the following special tax regimes: (i) the Trust is liable for U.S. federal income tax, and an additional interest charge, on a portion of any “excess distribution” from such foreign entity or any gain from the disposition of such shares, even if the entire distribution or gain is paid out by the Trust as a dividend to its shareholders; (ii) if the Trust were able and elected to treat a PFIC as a “qualified electing fund” or “QEF,” the Trust would be required each year to include in income, and distribute to shareholders in accordance with the distribution requirements set forth above, the Trust’s pro rata share of the ordinary earnings and net capital gains of the passive foreign investment company, whether or not such earnings or gains are distributed to the Trust; or (iii) the Trust may be entitled to mark-to-market annually shares of the PFIC, and in such event would be required to distribute to shareholders any such mark-to-market gains in accordance with the distribution requirements set forth above.
The Trust’s transactions in futures contracts, forward contracts, foreign currency exchange transactions, options and certain other investment and hedging activities may be restricted by the Internal Revenue Code and are subject to special tax rules. In a given case, these rules may accelerate income to the Trust, defer its losses, cause adjustments in the holding periods of the Trust’s assets, convert short-term capital losses into long-term capital losses or otherwise affect the character of the Trust’s income. These rules could therefore affect the amount, timing and character of distributions to shareholders. The Trust will endeavor to make any available elections pertaining to these transactions in a manner believed to be in the best interest of the Trust and its shareholders.

Under Section 988 of the Internal Revenue Code, special rules are provided for certain transactions in a foreign currency other than the taxpayer’s functional currency (i.e., unless certain special rules apply, currencies other than the U.S. dollar). In general, foreign currency gains or losses from forward contracts, from futures contracts that are not “regulated futures contracts,” and from unlisted options will be treated as ordinary income or loss under Section 988 of the Internal Revenue Code. Also, certain foreign exchange gains or losses derived with respect to foreign fixed income securities are also subject to Section 988 treatment. In general, therefore, Section 988 gains or losses will increase or decrease the amount of the Trust’s investment company taxable income available to be distributed to shareholders as ordinary income, rather than increasing or decreasing the amount of the Trust’s net capital gain.
The Trust is required for federal income tax purposes to mark-to-market and recognize as income for each taxable year its net unrealized gains and losses on certain futures contracts as of the end of the year as well as those actually realized during the year. Gain or loss from futures and options contracts on broad-based indexes required to be marked-to-market will be 60% long-term and 40% short-term capital gain or loss. Application of this rule may alter the timing and character of distributions to shareholders. The Trust may be required to defer the recognition of losses on futures contracts, options contracts and swaps to the extent of any unrecognized gains on offsetting positions held by the Trust. It is anticipated that any net gain realized from the closing out of futures or options contracts will be considered gain from the sale of securities and therefore will be qualifying income for purposes of the 90% requirement described above. The Trust distributes to shareholders at least annually any net capital gains which have been recognized for federal income tax purposes, including unrealized gains at the end of the Trust’s fiscal year on futures or options transactions. Such distributions are combined with distributions of capital gains realized on the Trust’s other investments and shareholders are advised on the nature of the distributions.
Capital losses in excess of capital gains (net capital losses) are not permitted to be deducted against the Trust’s net investment income. Instead, potentially subject to certain limitations, the Trust may carry net capital losses from any taxable year forward to subsequent taxable years to offset capital gains, if any, realized during such subsequent taxable years. Capital loss carryforwards are reduced to the extent they offset current-year net realized capital gains, whether the Trust retains or distributes such gains. Capital loss carryforwards will be carried forward to one or more subsequent taxable years without expiration to offset capital gains realized during such subsequent taxable years; any such carryforward losses will retain their character as short-term or long-term.
Federal Income Tax Information for Shareholders
The discussion of federal income taxation presented below supplements the discussion in the Trust’s prospectus and only summarizes some of the important federal tax considerations generally affecting shareholders of the Trust. Accordingly, prospective investors (particularly those not residing or domiciled in the United States) should consult their own tax advisors regarding the consequences of investing in the Trust.
Any dividends declared by the Trust in October, November or December and paid the following January are treated, for tax purposes, as if they were received by shareholders on December 31 of the year in which they were declared. In general, distributions by the Trust of investment company taxable income (including net short-term capital gains), if any, whether received in cash or additional shares, will be taxable to you as ordinary income. A portion of these distributions may be treated as qualified dividend income (eligible for the reduced rates to individuals as described below) to the extent that the Trust receives qualified dividend income. Qualified dividend income is, in general, dividend income from taxable domestic corporations and certain foreign corporations (e.g., foreign corporations incorporated in a possession of the United States or in certain countries with a comprehensive tax treaty with the United States, or the stock of which is readily tradable on an established securities market in the United States). A dividend will not be treated as qualified dividend income to the extent that (i) the shareholder has not held the shares of the Trust on which the dividend was paid for more than 60 days during the 121-day period that begins on the date that is 60 days before the date on which the shares of the Trust become ex-dividend with respect to such dividend (and the Trust also satisfies those holding period requirements with respect to the securities it holds that paid the dividends distributed to the shareholder), (ii) the shareholder is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to substantially similar or related property, or (iii) the shareholder elects to treat such dividend as investment income under section 163(d)(4)(B) of the Internal Revenue Code. Dividends received by the Trust from a REIT or another RIC may be treated as qualified dividend income only to the extent the dividend distributions are attributable to qualified dividend income received by such REIT or RIC. It is expected that dividends received by the Trust from a REIT and distributed to a shareholder generally will be taxable to the shareholder as ordinary income.

Distributions from net capital gain (if any) that are reported as capital gains dividends are taxable as long-term capital gains without regard to the length of time the shareholder has held shares of the Trust. However, if you receive a capital gains dividend with respect to Trust shares held for six months or less, any loss on the sale or exchange of those shares shall, to the extent of the capital gains dividend, be treated as a long-term capital loss. The maximum individual rate applicable to “qualified dividend income” and long-term capital gains is generally either 15% or 20% depending on whether the individual’s income exceeds certain threshold amounts. The IRS and the Department of the Treasury have issued regulations that impose special rules in respect of capital gain dividends received through partnership interests constituting “applicable partnership interests” under Section 1061 of the Internal Revenue Code.
An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Trust and net gains from redemptions or other taxable dispositions of Trust shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds a threshold amount.
At the beginning of every year, the Trust will provide shareholders with a tax reporting statement containing information detailing the estimated tax status of any distributions that the Trust paid during the previous calendar year. REITs in which the Trust invests often do not provide complete and final tax information to the Trust until after the time that the Trust issues the tax reporting statement. As a result, the Trust may at times find it necessary to reclassify the amount and character of its distributions to you after it issues your tax reporting statement. When such reclassification is necessary, the Trust will send you a corrected, final Form 1099-DIV to reflect the reclassified information. If you receive a corrected Form 1099-DIV, use the information on this corrected form, and not the information on the previously issued tax reporting statement in completing your tax returns.
The Trust will inform you of the amount of your ordinary income dividends and capital gain distributions, if any, at the time they are paid and will advise you of its tax status for federal income tax purposes, including what portion of the distributions will be qualified dividend income, shortly after the close of each calendar year.
If the Trust makes a distribution to a shareholder in excess of the Trust’s current and accumulated earnings and profits in any taxable year, the excess distribution will be treated as a return of capital to the extent of the shareholder’s tax basis in its shares, and thereafter, as capital gain. A return of capital is not taxable, but reduces a shareholder’s tax basis in its shares, thus reducing any loss or increasing any gain on a subsequent taxable disposition by the shareholder of its shares. To the extent that a return of capital distribution exceeds a shareholder’s adjusted basis, the distribution will be treated as gain from the sale of shares.
For corporate investors in the Trust, dividend distributions the Trust reports as dividends received from qualifying domestic corporations will be eligible for the 50% corporate dividends-received deduction to the extent they would qualify if the Trust were a regular corporation.
Distributions by the Trust also may be subject to state, local and foreign taxes, which may differ from the federal income tax treatment described above.
A sale of shares in the Trust may give rise to a gain or loss. In general, any gain or loss realized upon a taxable disposition of shares will be treated as long-term capital gain or loss if the shares have been held for more than one year. Otherwise, the gain or loss on the taxable disposition of shares will be treated as short-term capital gain or loss. The maximum individual tax rate applicable to long-term capital gains is generally either 15% or 20%, depending on whether the individual’s income exceeds certain threshold amounts. Any loss realized upon a taxable disposition of shares held for six months or less will be treated as long-term, rather than short-term, to the extent of any long-term capital gain distributions received (or deemed received) by the shareholder with respect to the shares. All or a portion of any loss realized upon a taxable disposition of shares will be disallowed if other substantially identical shares of the Trust are purchased within 30 days before or after the disposition. In such a case, the basis of the newly purchased shares will be adjusted to reflect the disallowed loss.
Certain tax-exempt shareholders, including qualified pension plans, individual retirement accounts, salary deferral arrangements, 401(k)s, and other tax-exempt entities, generally are exempt from federal income taxation except with respect to their unrelated business taxable income (UBTI). Under current law, the Trust generally serves to block UBTI from being realized by its tax-exempt shareholders. However, notwithstanding the foregoing, a tax-exempt shareholder could realize UBTI by virtue of its investment in the Trust where, for example, (i) the Trust invests in REITs that hold residual interests in real estate mortgage investment conduits (REMICs) or (ii) its shares in the Trust constitute debt-financed property in the hands of the tax-exempt shareholder within the meaning of section 514(b) of the Internal Revenue Code. Charitable remainder trusts are subject to special rules and should consult their tax advisors. There are no restrictions preventing the Trust from holding investments in REITs that hold residual interests in REMICs, and the Trust may do so.
For taxable years beginning after 2017 and before 2026, non-corporate taxpayers generally may deduct 20% of “qualified business income” derived either directly or through partnerships or S corporations. For this purpose, “qualified business income” generally includes ordinary REIT dividends and income derived from MLP investments. The Trust is permitted to pass through to shareholders the character of ordinary REIT dividends so as to allow non-corporate shareholders to claim this deduction. There currently is no mechanism for the Trust to pass through to non-corporate shareholders the character of income derived from MLP investments. It is uncertain whether future legislation or other guidance will enable the Trust to pass through to non-corporate shareholders the ability to claim this deduction with respect to income derived from MLP investments.
Backup Withholding. The Trust will be required in certain cases to withhold at the applicable withholding rate and remit to the U.S. Treasury the withheld amount of taxable dividends and redemption proceeds paid to any shareholder who (1) fails to provide a correct taxpayer identification number certified under penalty of perjury; (2) is subject to withholding by the IRS for failure to properly report all payments of interest or dividends; (3) fails to provide a certified statement that he or she is not subject to “backup withholding;” or (4) fails to provide a certified statement that he or she is a U.S. person (including a U.S. resident alien). Backup withholding is not an additional tax and any amounts withheld may be credited against the shareholder’s ultimate U.S. tax liability.
Reportable Transactions. Under U.S. Treasury regulations, if a shareholder recognizes a loss of $2 million or more for an individual shareholder or $10 million or more for a corporate shareholder, the shareholder must file with the IRS a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC such as the Trust are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Item 25. Underwriters
Underwriting and Distribution Services
The Portfolio’s principal underwriter and distributor, Thrivent Distributors, is a Delaware limited liability company organized in 2015. Thrivent Distributors is an indirect wholly owned subsidiary of Thrivent and is located at 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211. The officers and directors of Thrivent Distributors who are affiliated with the Trust are set forth below under “Affiliated Persons.”
The Distribution Agreement was initially approved by the Board, including a majority of the Independent Trustees, on January 1, 2018 for a two year period, and will continue in effect from year to year so long as its continuance is approved at least annually by the Board, including a majority of the Independent Trustees.
Underwriting Commissions
Thrivent Distributors does not receive underwriting commissions from the Trust.
12b-1 Distribution Plan
Assets of the Portfolio are not subject to a Rule 12b-1 fee.
Affiliated Persons
The following officers of Thrivent Distributors are affiliated with the Trust.

Affiliated Person	Position with Trust	Position with Thrivent Distributors
Michael W. Kremenak	Trustee and President	Elected Manager
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Secretary and Chief Legal Officer	Chief Legal Officer and Secretary
Troy A. Beaver	Vice President	Elected Manager and Chief Executive Officer
Andrew R. Kellogg	Vice President	Vice President
Item 26. Calculation of Performance Data
Not Applicable.
Item 27. Financial Statements
The annual report for the Portfolio for the fiscal year ended October 31, 2023, which includes the Report of Independent Registered Public Accounting Firm and financial statements, is a separate report furnished with this SAI and is incorporated herein by reference.

Appendix A
Description of Debt Ratings
A Portfolio’s investments may range in quality from securities rated in the lowest category in which the Portfolio is permitted to invest to securities rated in the highest category (as rated by Moody’s or S&P, or, if unrated, determined by the Adviser to be of comparable quality). The percentage of a Portfolio’s assets invested in securities in a particular rating category will vary. The following terms are generally used to describe the credit quality of fixed income securities:
High Quality Debt Securities are those rated in one of the two highest rating categories (the highest category for commercial paper) or, if unrated, deemed comparable by the Adviser.
Investment Grade Debt Securities are those rated in one of the four highest rating categories or, if unrated, deemed comparable by the Adviser.
Below Investment Grade, High Yield Securities (“Junk Bonds”) are those rated lower than Baa by Moody’s or BBB by S&P and comparable securities. They are deemed predominately speculative with respect to the issuer’s ability to repay principal and interest.
The following is a description of Moody’s and S&P’s rating categories applicable to fixed income securities.
Moody’s Investors Service, Inc.
Ratings assigned on Moody's global long-term and short-term rating scales are forward-looking opinions of the relative credit risks of financial obligations issued by non-financial corporates, financial institutions, structured finance vehicles, project finance vehicles, and public sector entities. Moody's defines credit risk as the risk that an entity may not meet its contractual financial obligations as they come due and any estimated financial loss in the event of default or impairment. The contractual financial obligations addressed by Moody’s ratings are those that call for, without regard to enforceability, the payment of an ascertainable amount, which may vary based upon standard sources of variation (e.g., floating interest rates), by an ascertainable date. Moody’s rating addresses the issuer’s ability to obtain cash sufficient to service the obligation, and its willingness to pay. Moody’s ratings do not address non-standard sources of variation in the amount of the principal obligation (e.g., equity indexed), absent an express statement to the contrary in a press release accompanying an initial rating. Long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment. Moody’s issues ratings at the issuer level and instrument level on both the long-term scale and the short-term scale. Typically, ratings are made publicly available although private and unpublished ratings may also be assigned.
Moody’s differentiates structured finance ratings from fundamental ratings (i.e., ratings on nonfinancial corporate, financial institution, and public sector entities) on the global long-term scale by adding (sf) to all structured finance ratings. The addition of (sf) to structured finance ratings should eliminate any presumption that such ratings and fundamental ratings at the same letter grade level will behave the same. The (sf) indicator for structured finance security ratings indicates that otherwise similarly rated structured finance and fundamental securities may have different risk characteristics. Through its current methodologies, however, Moody’s aspires to achieve broad expected equivalence in structured finance and fundamental rating performance when measured over a long period of time.
Global Long-Term Obligation Ratings
Moody’s long-term ratings are assigned to issuers or obligations with an original maturity of eleven months or more and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Aaa:	Obligations rated Aaa are judged to be of the highest quality, subject to the lowest level of credit risk.

Aa:	Obligations rated Aa are judged to be of high quality and are subject to very low credit risk.
A:	Obligations rated A are judged to be upper-medium grade and are subject to low credit risk.
Baa:	Obligations rated Baa are judged to be medium-grade and subject to moderate credit risk and as such may possess certain speculative characteristics.
Ba:	Obligations rated Ba are judged to be speculative and are subject to substantial credit risk.
B:	Obligations rated B are considered speculative and are subject to high credit risk.
Caa:	Obligations rated Caa are judged to be speculative of poor standing and are subject to very high credit risk.
Ca:	Obligations rated Ca are highly speculative and are likely in, or very near, default, with some prospect of recovery of principal and interest.
C:	Obligations rated C are the lowest rated and are typically in default, with little prospect for recovery of principal or interest.
Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of that generic rating category.
Additionally, a “(hyb)” indicator is appended to all ratings of hybrid securities issued by banks, insurers, finance companies, and securities firms.*
* By their terms, hybrid securities allow for the omission of scheduled dividends, interest, or principal payments, which can potentially result in impairment if such an omission occurs. Hybrid securities may also be subject to contractually allowable write-downs of principal that could result in impairment. Together with the hybrid indicator, the long-term obligation rating assigned to a hybrid security is an expression of the relative credit risk associated with that security.
Global Short-Term Ratings
Moody’s short-term ratings are assigned to obligations with an original maturity of thirteen months or less and reflect both on the likelihood of a default or impairment on contractual financial obligations and the expected financial loss suffered in the event of default or impairment.
Moody’s employs the following designations to indicate the relative repayment ability of rated issuers:
P-1:	Ratings of Prime-1 reflect a superior ability to repay short-term obligations.
P-2:	Ratings of Prime-2 reflect a strong ability to repay short-term obligations.
P-3:	Ratings of Prime-3 reflect an acceptable ability to repay short-term obligations.
NP:	Issuers (or supporting institutions) rated Not Prime do not fall within any of the Prime rating categories.
US Municipal Short-Term Debt and Demand Obligation Ratings
Short-Term Obligation Ratings
We use the global short-term Prime rating scale for commercial paper issued by US municipalities and nonprofits. These commercial paper programs may be backed by external letters of credit or liquidity facilities, or by an issuer’s self-liquidity.
For other short-term municipal obligations, we use one of two other short-term rating scales, the Municipal Investment Grade (“MIG”) and Variable Municipal Investment Grade (“VMIG”) scales discussed below.
Moody's uses the MIG scale for US municipal cash flow notes, bond anticipation notes and certain other short-term obligations, which typically mature in three years or less. Under certain circumstances, we use the MIG scale for bond anticipation notes with maturities of up to five years.

MIG 1:
This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support, or demonstrated broad-based access to the market for refinancing.

MIG 2:	This designation denotes strong credit quality. Margins of protection are ample, although not as large as in the preceding group.
MIG 3:	This designation denotes acceptable credit quality. Liquidity and cash-flow protection may be narrow, and market access for refinancing is likely to be less well-established.
SG:	This designation denotes speculative-grade credit quality. Debt instruments in this category may lack sufficient margins of protection.
Demand Obligation Ratings
In the case of variable rate demand obligations (“VRDOs”), a two-component rating is assigned. The components are a long-term rating and a short-term demand obligation rating. The long-term rating addresses the issuer’s ability to meet scheduled principal and interest payments. The short-term demand obligation rating addresses the ability of the issuer or the liquidity provider to make payments associated with the purchase-price-upon-demand feature (“demand feature”) of the VRDO. The short-term demand obligation rating uses the VMIG scale. VMIG ratings with liquidity support use as an input the short-term Counterparty Risk Assessment of the support provider, or the long-term rating of the underlying obligor in the absence of third-party liquidity support. Transitions of VMIG ratings of demand obligations with conditional liquidity support differ from transitions on the Prime scale to reflect the risk that external liquidity support will terminate if the issuer’s long-term rating drops below investment grade. Please see our methodology that discusses demand obligations with conditional liquidity support.
For VRDOs, we typically assign the VMIG short-term demand obligation rating if the frequency of the demand feature is less than every three years. If the frequency of the demand feature is less than three years but the purchase price is payable only with remarketing proceeds, the short-term demand obligation rating is “NR”.
Industrial development bonds in the US where the obligor is a corporate may carry a VMIG rating that reflects Moody’s view of the relative likelihood of default and loss. In these cases, liquidity assessment is based on the liquidity of the corporate obligor.
VMIG 1:	This designation denotes superior credit quality. Excellent protection is afforded by the superior short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 2:	This designation denotes strong credit quality. Good protection is afforded by the strong short-term credit strength of the liquidity provider and structural and legal protections.
VMIG 3:	This designation denotes acceptable credit quality. Adequate protection is afforded by the satisfactory short- term credit strength of the liquidity provider and structural and legal protections.
SG:
This designation denotes speculative-grade credit quality. Demand features rated in this category may be supported by a liquidity provider that does not have a sufficiently strong short-term rating or may lack the structural or legal protections.

S&P Global Ratings
Long-Term Issue Credit Ratings
Issue credit ratings are based, in varying degrees, on the following considerations:
•
Likelihood of payment — capacity and willingness of the obligor to meet its financial commitment on an obligation in accordance with the terms of the obligation;
•
Nature of and provisions of the obligation; and the promise imputed; and
•
Protection afforded by, and relative position of, the financial obligation in the event of a bankruptcy, reorganization, or other arrangement under the laws of bankruptcy and other laws affecting creditors’ rights.
Issue ratings are an assessment of default risk but may incorporate an assessment of relative seniority or ultimate recovery in the event of default. Junior obligations are typically rated lower than senior obligations, to reflect the lower priority in bankruptcy, as noted above. (Such differentiation may apply when an entity has both senior and subordinated obligations, secured and unsecured obligations, or operating company and holding company obligations.)
AAA:	An obligation rated ‘AAA’ has the highest rating assigned by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is extremely strong.
AA:	An obligation rated ‘AA’ differs from the highest-rated obligations only to a small degree. The obligor’s capacity to meet its financial commitment on the obligation is very strong.
A:
An obligation rated ‘A’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor’s capacity to meet its financial commitment on the obligation is still strong.

BBB:
An obligation rated ‘BBB’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

Obligations rated ‘BB’, ‘B’, ‘CCC’, ‘CC’, and ‘C’ are regarded as having significant speculative characteristics. ‘BB’ indicates the least degree of speculation and ‘C’ the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB:
An obligation rated ‘BB’ is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial, or economic conditions that could lead to the obligor’s inadequate capacity to meet its financial commitment on the obligation.

B:
An obligation rated ‘B’ is more vulnerable to nonpayment than obligations rated ‘BB’, but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial, or economic conditions will likely impair the obligor’s capacity or willingness to meet its financial commitment on the obligation.

CCC:
An obligation rated ‘CCC’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitments on the obligation.

CC:
An obligation rated ‘CC’ is currently highly vulnerable to nonpayment. The ‘CC’ rating is used when a default has not yet occurred but S&P Global Ratings expects default to be a virtual certainty, regardless of the anticipated time to default.

C:
An obligation rated ‘C’ is currently highly vulnerable to nonpayment, and the obligation is expected to have lower relative seniority or lower ultimate recovery compared to obligations that are rated higher.

D:
An obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P
Global Ratings believes that such payments will be made within five business days in the absence of a stated
grace period or within the earlier of the stated grace period or the next 30 calendar days. The ‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Plus (+) or minus (-):	The ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.
Short-Term Issue Credit Ratings

A-1:
A short-term obligation rated ‘A-1’ is rated in the highest category by S&P Global Ratings. The obligor’s capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor’s capacity to meet its financial commitments on these obligations is extremely strong.

A-2:
A short-term obligation rated ‘A-2’ is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor’s capacity to meet its financial commitments on the obligation is satisfactory.

A-3:
A short-term obligation rated ‘A-3’ exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to weaken an obligor’s capacity to meet its financial commitments on the obligation.

B:
A short-term obligation rated ‘B’ is regarded as vulnerable and has significant speculative characteristics.
The obligor currently has the capacity to meet its financial commitments; however, it faces major ongoing uncertainties that could lead to the obligor’s inadequate capacity to meet its financial commitments.

C:
A short-term obligation rated ‘C’ is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D:
A short-term obligation rated ‘D’ is in default or in breach of an imputed promise. For non-hybrid capital instruments, the ‘D’ rating category is used when payments on an obligation are not made on the date due, unless S&P Global Ratings believes that such payments will be made within any stated grace period.
However, any stated grace period longer than five business days will be treated as five business days. The
‘D’ rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action and where default on an obligation is a virtual certainty, for example due to automatic stay provisions. A rating on an obligation is lowered to ‘D’ if it is subject to a distressed debt restructuring.

Appendix B—Proxy Voting Policies

Thrivent Financial for Lutherans and

Thrivent Asset Management, LLC

Proxy Voting Policies and Procedures and Voting Guidelines Summary

Introduction

Responsibility to Vote Proxies

Overview. Thrivent Financial for Lutherans and Thrivent Asset Management, LLC (collectively, in their capacity as investment advisers, “Thrivent”) have adopted Proxy Voting Policies and Procedures (“Policies and Procedures”) for the purpose of establishing formal policies and procedures for performing and documenting Thrivent’s fiduciary duty with regard to the voting of client proxies, including investment companies which it sponsors and for which it serves as investment adviser (“Thrivent Funds”) and by institutional accounts who have requested that Thrivent be involved in the proxy process.

Fiduciary Considerations. It is the policy of Thrivent that decisions with respect to proxy issues will be made primarily in light of the anticipated impact of the issue on the desirability of investing in the portfolio company. Thrivent seeks to vote proxies solely in the interests of the client, including Thrivent Funds, and in a manner consistent with its fiduciary obligations and responsibilities. Logistics involved may make it impossible at times, and at other times disadvantageous, to vote proxies in every instance.

The procedural requirements contained in these Policies and Procedures do not apply in the case of requests for consents related to investments in private funds. With respect to private fund investments, the procedures described below under “Consents Related to Private Fund Investments” apply.

Administration of Policies and Procedures

Thrivent has formed a committee that is responsible for establishing positions with respect to corporate governance and other proxy issues, as well as overseeing the environmental, social and governance (“ESG”) analysis components of Thrivent’s investment processes (“Committee”). Annually, the Committee reviews the Policies and Procedures, including in relation to recommended changes reflected in applicable benchmark policies and voting guidelines of Institutional Shareholder Services Inc. (“ISS”). As discussed below, Thrivent may, with the approval of the Committee, vote proxies other than in accordance with the applicable voting guidelines in the Policies and Procedures.

How Proxies are Reviewed, Processed and Voted

Proxy Voting Process Overview

Thrivent’s proxy voting process is designed to act in the best interests of the Thrivent Funds and other accounts it manages, adhering to legal and fiduciary standards. This process involves a careful evaluation of management and shareholder proposals pursuant to Thrivent’s Proxy Voting Guidelines, incorporating a wide range of factors that are financially material to portfolio companies’ and Thrivent clients’ objectives. Thrivent’s global approach is informed by various sources, including management’s recommendation, the advice of proxy voting advisory firms, and internal assessments. Thrivent’s Proxy Voting Guidelines are crafted to help clients and portfolio companies understand its voting rationale, maintaining flexibility to adapt to individual situations.

1

Thrivent may on any particular proxy vote determine that it is in the best interests of any of its clients to diverge from the applicable Voting Guidelines or process. In such cases, the person requesting to diverge from the Voting Guidelines or process is required to document in writing the rationale for their vote and submit all written documentation to the Committee for review and approval. In determining whether to approve any particular request, the Committee will determine that the request is not influenced by any conflict of interest and is in the best interests of the applicable client(s).

Retention of a Third Party Proxy Adviser

In order to facilitate the proxy voting process, Thrivent has retained ISS, an unaffiliated third-party proxy service provider, to provide proxy voting-related services, including custom vote recommendations, research, vote execution, reporting, auditing and consulting assistance for the handling of proxy voting responsibilities. ISS specializes in providing a variety of fiduciary-level proxy advisory and voting services. ISS analyzes each proxy vote of Thrivent’s client accounts and prepares a recommendation and/or materials for Thrivent’s consideration which reflect ISS’s application of the Policies and Procedures.

In determining how to vote proxies, Thrivent leverages applicable market specific ISS voting guidelines, generally the ISS Benchmark Proxy Voting Guidelines (“Benchmark Guidelines”) and the ISS Sustainability Proxy Voting Guidelines (“Sustainability Guidelines,” collectively the “ISS Guidelines”). For certain proposal types, Thrivent will provide standing instructions to ISS to vote proxies based on the recommendation of the Benchmark Guidelines. For other proposal types, Thrivent uses research and recommendations issued pursuant to the ISS Guidelines and a determination by investment and/or other Thrivent personnel as the circumstances warrant.

The ISS Guidelines can be found at https://www.issgovernance.com/policy-gateway/voting-policies/.

Thrivent utilizes ISS’s voting agent services for notification of upcoming shareholder meetings of portfolio companies held in client accounts and to transmit votes on behalf of Thrivent’s clients. ISS provides comprehensive summaries of proxy proposals, publications discussing key proxy voting issues, and specific vote recommendations regarding portfolio company proxies to assist in the proxy voting process. The final authority and responsibility for proxy voting decisions remains with Thrivent. Decisions with respect to proxy matters are made primarily in light of the anticipated impact of the issue on the desirability of investing in the company from the viewpoint of our respective clients, while adhering to legal and fiduciary standards to maximize shareholder value.

Supplement Applicable to Quantitative/Index Strategies

Certain of Thrivent’s client accounts are accounts (or a portion thereof) that employ a quantitative strategy that relies on factor-based models or an index-tracking approach rather than primarily on fundamental security research and analyst coverage that an actively managed portfolio using fundamental research would typically employ (“Quantitative/Index Accounts”); often, these accounts hold a high number of positions. Accordingly, in light of the considerable time and effort that would be required to review ISS research and recommendations and the differing strategies for these accounts, absent client direction, for securities held only in Quantitative/Index Accounts, for certain categories of proposals, Thrivent may use a different process than is used for other accounts to review and determine a voting outcome. For these categories of proposals, Thrivent would, consistent with the best interest of its clients, provide standing instructions to ISS to vote proxies based on the recommendation of ISS pursuant to the Benchmark Guidelines. When securities are also held in accounts (or a portion thereof) that rely on fundamental security research and analyst coverage, the Quantitative/Index Accounts will generally vote in accordance with the voting determination of those fundamental account(s), subject to any exceptions that may arise consistent with these guidelines and policies, including pursuant to the Supplements below.

Supplement Applicable to Thrivent Small-Mid Cap ESG ETF (the “ETF”) only

Thrivent expects to vote proxies on behalf of the ETF in many cases in accordance with its guidelines created as described above and discussed below under the heading “Thrivent’s Proxy Voting Guidelines.”

2

However, Thrivent retains the discretion in all cases to vote in a manner inconsistent with these guidelines and policies if it believes such a vote is in the ETF’s best interest after consideration of any information Thrivent believes relevant, including in light of the ETF’s focus on long-term sustainable business models. This may mean that proxies are voted on behalf of the ETF in a manner that differs from votes for other clients.

Supplement Applicable to Thrivent ESG Index Portfolio (“ESG Index Portfolio”) only

Thrivent expects to vote proxies on behalf of ESG Index Portfolio in many cases in accordance with its guidelines created as described above and discussed below under the heading “Thrivent’s Proxy Voting Guidelines,” using similar processes as for other clients employing a quantitative strategy as discussed above. However, Thrivent retains the discretion in all cases to vote in a manner inconsistent with these guidelines and policies if it believes such a vote is in ESG Index Portfolio’s best interest after consideration of any information Thrivent believes relevant, including in light of ESG Index Portfolio’s focus on tracking the investment results of an index composed of companies selected by the index provider based on environmental, social and governance characteristics. This may mean that proxies are voted on behalf of ESG Index Portfolio in a manner that differs from votes for other clients.

Evaluation Framework

For environmental and social related proposals where Thrivent uses research and recommendations issued pursuant to the ISS Guidelines and a voting determination is made by investment and/or other Thrivent personnel, Thrivent has developed a proxy voting evaluation framework designed to thoroughly assess each proposal, ensuring alignment with the best interests of shareholders. Aspects of this framework may also be used for other proposals where Thrivent uses research and recommendations issued pursuant to the ISS Guidelines and a voting determination is made by investment and/or other Thrivent personnel.

Monitoring and Resolving Conflicts of Interest

The Committee is responsible for monitoring and resolving possible material conflicts between the interests of Thrivent and those of its clients with respect to proxy voting. Examples of situations where conflicts of interest can arise are when i) the issuer is a vendor whose products or services are material to Thrivent’s business; ii) the issuer is an entity participating to a material extent in the distribution of proprietary investment products advised, administered or sponsored by Thrivent; iii) an Access Person1 of Thrivent also serves as a director or officer of the issuer; and iv) there is a personal conflict of interest (e.g., familial relationship with company management). Other circumstances or relationships can also give rise to potential conflicts of interest.

All material conflicts of interest will be resolved in the interests of the clients. Application of the Policies and Procedures’ applicable voting guidelines to vote client proxies is generally relied on to address possible conflicts of interest since the voting guidelines are pre-determined by the Committee. Where there is discretion in the voting guidelines, voting as recommended under an ISS policy may be relied on to address potential conflicts of interest.

In cases where Thrivent is considering overriding these Policies and Procedures’ applicable voting guidelines, or in the event there is discretion in determining how to vote (for example, where or the guidelines provide for a case by case internal review) matters presented for vote are not governed by such guidelines, the Committee will follow these or other similar procedures:

•

Compliance will conduct a review to seek to identify potential material conflicts of interest. If no material conflict of interest is identified, the proxy will be voted as determined by the Committee or the appropriate Thrivent personnel under these policies and procedures. The Compliance review process for identifying potential conflicts of interest will be reviewed by the Committee and may include a review

[1]	“Access Person” has the meaning provided under the current Thrivent Code of Ethics.

3

of factors indicative of a potential conflict of interest or a determination that voting in accordance with ISS’s recommendation(s) can reasonably be relied on to address potential conflicts of interest.

•

If a material conflict of interest is identified, the Committee will be apprised of that fact and the Committee will evaluate the proposed vote in order to ensure that the proxy ultimately is voted in what Thrivent believes to be the best interests of clients, and without regard for the conflict of interest. The Committee will document its vote determination, including the nature of the material conflict, the Committee’s analysis of the matters submitted for proxy vote, and the reasons why the Committee determined that the votes were cast in the best interests of clients.

Certain Thrivent Funds (“top tier fund”) may own shares of other Thrivent Funds (‘‘underlying fund”). If an underlying fund submits a matter to a shareholder vote, the top tier fund will generally vote its shares in the same proportion as the other shareholders of the underlying fund. If there are no other shareholders in the underlying fund, the top tier fund will vote in what Thrivent believes to be in the top tier fund’s best interest.

Shareblocking

Shareblocking is the practice in certain foreign countries of “freezing” shares for trading purposes in order to vote proxies relating to those shares. Thrivent generally refrains from voting shares in shareblocking countries unless the matter has compelling economic consequences that outweigh the loss of liquidity in the blocked shares.

Applying Proxy Voting Policies to non-U.S. Companies

Thrivent applies a two-tier approach to determining and applying global proxy voting policies. The first tier establishes baseline policy guidelines for the most fundamental issues, which apply without regard to a company’s domicile. The second tier takes into account various idiosyncrasies of different countries, making allowances for standard market practices, as long as they do not violate the fundamental goals of good corporate governance. The goal is to enhance shareholder value through effective use of the shareholder franchise, recognizing that applying policies developed for U.S. corporate governance may not be appropriate for all markets.

Securities Lending

From time to time, certain clients may participate in a securities lending program. Thrivent will not have the right to vote shares on loan as of record date. Thrivent will generally not seek to recall shares on loan in order to vote, unless it determines that a vote would have a material effect on an investment in such loaned security. Thrivent will use reasonable efforts to recall securities. The ability to vote recalled shares is subject to administrative considerations, including the feasibility of a timely recall prior to record date. Thrivent may also restrict lending of securities in consideration of individual account and/or aggregate client investment in a company, or other criteria established from time to time.

Oversight, Reporting and Record Retention

Retention of Proxy Service Provider and Oversight of Voting

In overseeing proxy voting generally and determining whether or not to retain the services of ISS, Thrivent performs the following functions, among others, to determine that Thrivent continues to vote proxies in the best interest of its clients: i) periodic sampling of proxy votes; ii) periodic reviews of Thrivent’s Policies and Procedures to determine they are adequate and have been implemented effectively, including whether they continue to be reasonably designed to ensure that proxies are voted in the best interest of Thrivent’s clients; iii) periodic due diligence on ISS designed to monitor ISS’s a) capacity and competency to adequately analyze proxy issues, including the adequacy and quality of its staffing and personnel, as well as b) its methodologies for developing vote recommendations and ensuring that its research is accurate and

4

complete; and iv) periodic reviews of ISS’s procedures regarding their capabilities to identify and address conflicts of interest.

Proxy statements and solicitation materials of issuers (other than those which are available on the SEC’s EDGAR database) are kept by ISS in its capacity as voting agent and are available upon request. Thrivent retains documentation on shares voted differently than the Thrivent Policies and Procedures voting guidelines, and any document which is material to a proxy voting decision such as the Thrivent Policies and Procedures voting guidelines and the Committee meeting materials.

ISS provides Vote Summary Reports for each Thrivent Fund. The report specifies the company, ticker, cusip, meeting dates, proxy proposals, and votes which have been cast for the Thrivent Fund during the period, the position taken with respect to each issue and whether the Thrivent Fund voted with or against company management.

Copies of Voting Records and Policies

A copy of Thrivent’s detailed voting guidelines and the voting records of client accounts are available to Thrivent’s clients upon request.

Consents Related to Private Fund Investments

From time to time, the Thrivent Funds may invest in private investment funds (“private funds”). When these private funds request consent to change the terms or other conditions of their securities, Thrivent will promptly review these solicitations. Thrivent is committed to voting in the best interests of its clients, taking into account any potential conflicts of interest. The responsibility to vote on consents is delegated to certain of the Investment Personnel, as defined in the Thrivent Code of Ethics, of the Private Investments Group. The Private Investments Group, alongside the Chief Compliance Officer, will document and assess any potential conflicts of interest related to the consent voting process. If a conflict is deemed material by the Chief Compliance Officer, the Committee will be apprised. The Committee will then determine the best way to manage the conflict, ensuring votes serve the clients’ best interests. Other clients of Thrivent that vote on consents, including the Thrivent White Rose Funds, have other procedures related to the voting of consents as described in Thrivent Financial for Lutherans’ Part 2A of Form ADV.

Thrivent’s Proxy Voting Guidelines

Specific voting guidelines have been adopted by the Committee for regularly occurring categories of management and shareholder proposals. The detailed voting guidelines are available to Thrivent’s clients upon request. The following is a summary of significant Thrivent policies, which are generally consistent with the Benchmark Guidelines referenced above.

Board of Directors and Corporate Governance

Voting on Director Nominees in Uncontested Elections

Generally, Thrivent votes for director nominees, except under specific circumstances.

Four fundamental principles apply when determining votes on director nominees:

1.

Accountability: Boards should be sufficiently accountable to shareholders, including through transparency of the company’s governance practices and regular board elections, by the provision of sufficient information for shareholders to be able to assess directors and board composition, and through the ability of shareholders to remove directors. It is expected that boards will engage in critical self-evaluation of themselves and of individual members. Individual

5

directors, in turn, are expected to devote significant amounts of time to their duties and to limit the number of directorships they accept.
2.

Responsiveness: Directors should respond to investor input, such as that expressed through significant opposition to management proposals, significant support for shareholder proposals (whether binding or non-binding), and tender offers where a majority of shares are tendered.

3.	Composition: Boards should be sufficiently diverse to ensure consideration of a wide range of perspectives.
4.

Independence: Thrivent believes boards are expected to have a majority of directors independent of management. The independent directors are expected to organize much of the board’s work, even if the chief executive officer also serves as chairperson of the board. Key committees (audit, compensation, and nominating/corporate governance) of the board are expected to be entirely independent of management.

Circumstances under which Thrivent may vote against or withhold votes from directors include:

•	Low Attendance: Thrivent withholds votes for directors who miss more than one-fourth of the scheduled board meetings.”
•

Material Oversight Failures: Boards should be held responsible for risk oversight or fiduciary responsibility failures. Examples of risk oversight failures include but are not limited to: bribery; large or serial fines or sanctions from regulatory bodies; demonstrably poor risk oversight of environmental and social issues; or significant adverse legal judgements or settlement.

•

Limitations on Shareholder Rights: Thrivent will generally withhold votes from appropriate directors if the company’s governing documents impose undue restrictions on shareholder’s ability to amend bylaws.

•	Excessive Non-Audit Fees: Thrivent will generally withhold votes from appropriate directors if non-audit fees paid to the auditor are excessive.
•	Compensation-Related Issues: Thrivent will generally withhold votes from appropriate directors if the company maintains significant problematic pay practices.
•

ESG-Related Failures: Thrivent will generally vote case-by-case as appropriate on directors if the company is a significant greenhouse gas emitter and is not taking the minimum steps needed to understand, assess, and mitigate risks related to climate change via detailed disclosure of climate-related risks and appropriate greenhouse gas emissions reduction targets.

Voting on Director Nominees in Contested Elections

Thrivent votes case-by-case on the election of directors in contested elections.

Other Proposals Related to Board Structure & Accountability

Thrivent believes boards should be sufficiently accountable to shareholders, including through transparency of the company’s governance practices and regular board elections, by the provision of sufficient information for shareholders to be able to assess directors and board composition, and through the ability of shareholders to remove directors.

Thrivent may vote case-by-base on proposals related to age & term limits, proposals to establish or amend director qualifications, proposals to establish a new board committee, proposals to separate the board chair and CEO position, proposals related to director and officer indemnification, liability protection, and exculpation, and other proposals related to routine/standard board-related items.

Thrivent votes against management efforts to stagger board member terms because a staggered board may act as a deterrent to takeover proposals. For the same reason, Thrivent votes against proposals to eliminate cumulative voting and votes for proposals that seek to fix the size of the board.

6

Ratification of Auditors

Thrivent votes for proposals to ratify auditors, unless an auditor has a financial interest in or association with the company, and is therefore not independent; there is reason to believe that the independent auditor has rendered an opinion that is neither accurate nor indicative of the company’s financial position; non-audit fees paid represent 50 percent or more of the total fees paid to the auditor; or poor accounting practices are identified that rise to a serious level of concern.

Executive and Director Compensation

Well-designed incentive programs play a crucial role in guiding executive management decisions towards long-term value enhancement. Conversely, incentive programs with unsuitable performance targets or design flaws can hinder the alignment between management’s incentives and the interests of investors. We believe that as proactive investors, it’s our duty to comprehend the compensation structures of the companies in our portfolio and to offer constructive feedback — via our proxy voting and direct interactions — whenever we identify areas of concern.

Advisory Vote on Executive Compensation (Say on Pay)

Shareholder votes to approve executive compensation — generally votes of an advisory nature — have become common in markets around the world. It is challenging to apply a rules-based framework to compensation votes because every pay program is a unique reflection of the company’s performance, industry, size, geographic mix, and competitive landscape. Additionally, factors such as executives’ individual performance, achievement of goals, experience, tenure, skills, and leadership should be taken into account in evaluating the overall compensation context. For these reasons, Thrivent votes on executive and director compensation proposals following a case-by-case evaluation. Generally, Thrivent opposes compensation packages that provide what we view as excessive awards to a few senior executives or that contain excessively dilutive stock option grants based on a number of criteria such as the costs associated with the plan, plan features, and dilution to shareholders.

Factors considered in our evaluation of “Say on Pay” votes includes an annual pay-for-performance analysis for companies in the S&P 1500, Russell 3000 or Russell 3000E Indices, conducted by ISS. This evaluation includes two primary factors:

•

Peer Group Alignment: This assesses the relationship between the company’s total shareholder return (TSR) rank and the CEO’s total pay rank within a peer group, measured over three years. It also considers the CEO’s pay multiple relative to the peer group median.

•	Absolute Alignment: This examines the alignment between the trend in CEO pay and company TSR over the previous five fiscal years.

If this analysis indicates significant misalignment, Thrivent may include qualitative factors for a deeper evaluation, such as the ratio of performance- to time-based incentives, the rigor of performance goals, and transparency of pay program disclosures. Additionally, Thrivent scrutinizes problematic pay practices on a case-by-case basis, focusing on practices that contravene global pay principles.

Thrivent generally votes for holding annual advisory votes on compensation, which provide the most consistent and clear communication channel for shareholder concerns about companies’ executive pay programs.

Equity-Based and Other Incentive Plans

We believe long-term equity plans, used appropriately, provide strong alignment of interests between executives and investors. These plans can be effective in linking executives’ pay to the company’s performance as well as attracting and retaining management talent.

7

We evaluate requests to approve or renew equity plans on a case-by-case basis, taking into account a combination of certain plan features and equity grant practices, where positive factors may counterbalance negative factors, and vice versa, as evaluated using an “Equity Plan Scorecard” (EPSC) approach with three pillars:

Plan Cost: The total estimated cost of the company’s equity plans relative to industry/market cap peers, measured by the company’s estimated Shareholder Value Transfer (SVT) in relation to peers and considering both:

•	SVT based on new shares requested plus shares remaining for future grants, plus outstanding unvested/unexercised grants; and
•	SVT based only on new shares requested plus shares remaining for future grants.

Plan Features:

•	Quality of disclosure around vesting upon a change in control (CIC);
•	Discretionary vesting authority;
•	Liberal share recycling on various award types;
•	Lack of minimum vesting period for grants made under the plan;
•	Dividends payable prior to award vesting.

Grant Practices:

•	The company’s three year burn rate relative to its industry/market cap peers;
•	Vesting requirements in CEO’S recent equity grants (3-year look-back);
•	The estimated duration of the plan (based on the sum of shares remaining available and the new shares requested, divided by the average annual shares granted in the prior three years);
•	The proportion of the CEO’s most recent equity grants/awards subject to performance conditions;
•	Whether the company maintains a sufficient claw-back policy;
•	Whether the company maintains sufficient post exercise/vesting share-holding requirements.

Other Compensation Plans

Thrivent has varying approaches for evaluating other compensation-related proposals, guided by a set of principles aimed at ensuring fair and effective compensation practices.

Capital Structure and Incorporation

Thrivent generally votes on a case-by-case basis on proposals related to capital structure and incorporation and seeks to vote in a way that protects shareholders’ value in the companies in which the Thrivent funds invest. When voting on capital structure issues, Thrivent considers the dilutive impact to shareholders and the effect on shareholder rights.

Thrivent will evaluate reincorporation proposals on a case-by-case basis. Considerations include:

•	Regulations of both states or countries
•	Required fundamental policies
•	Increased flexibility available

Increases in Common Stock

Thrivent’s policy for voting on proposals to increase the number of authorized shares of common stock is nuanced and case-by-case, guided by specific criteria. For general corporate purposes, the policy is to vote for an increase in authorized shares depending on the percentage of share usage: up to 50% increase if less than 50% of current shares are used, up to 100% if usage is between 50% and 100%, and up to the current share usage if it exceeds the authorized shares. However, Thrivent generally votes against increases, even within these parameters, if the proposal or the company’s use of shares is problematic, such as seeking to increase shares with superior voting rights or having a non-shareholder approved poison

8

pill. Exceptions are made for increases beyond these ratios in cases where non-approval poses severe risks, like imminent bankruptcy or requirements by government bodies. In states allowing unilateral capital increases without shareholder approval, Thrivent may vote against all nominees if the increase doesn’t conform to these policies. For specific authorization requests linked to transactions (like acquisitions or SPAC transactions), the policy is generally to vote for the increase, with the allowable increase being the greater of twice the amount needed for the transactions or the calculated increase for general issuances.

Multi-Class Share Structures

Thrivent generally recommends voting against proposals to create a new class of common stock, except in specific circumstances where the company provides a compelling rationale for a dual-class capital structure. Such exceptions include situations where the company’s auditor expresses substantial doubt about the company’s ongoing viability, or when the new share class is intended to be temporary. Additionally, Thrivent may support the creation of a new class if it is aimed at financing purposes with minimal or no short-term and long-term dilution to current shareholders, and it is not structured to preserve or enhance the voting power of insiders or significant shareholders. The policy underscores a cautious approach to changes in capital structure that could impact shareholder rights and company governance.

Mergers and Acquisitions

Thrivent votes on mergers and acquisitions on a case-by-case basis, taking into account and balancing the following: anticipated financial and operating benefits, including the opinion of the financial advisor, market reaction, offer price (cost vs. premium) and prospects of the combined companies; how the deal was negotiated; potential conflicts of interest between management’s interests and shareholders’ interests; and changes in corporate governance and their impact on shareholder rights.

Anti-takeover and Shareholder Rights Plans

Thrivent adopts a nuanced approach towards voting on anti-takeover provisions, with a policy anchored in the principles of flexibility, fairness, and transparency in corporate governance. This approach involves critical evaluation of various factors, including the dilutive impact of capital structure changes, the balance of authority between the board and shareholders, especially in amending bylaws, and the careful scrutiny of provisions related to control share acquisitions, fair price, and poison pills. Thrivent also assesses the implications of litigation rights, voting disclosure, and mechanisms that empower shareholders, such as the ability to act by written consent or call special meetings. We believe in maintaining a market for corporate control that functions without undue restrictions, as it often leads to acquisitions that increase shareholder value. Consequently, Thrivent typically votes against the adoption of anti-takeover provisions like shareholder rights plans (poison pills), which can lead to management entrenchment and reduced board accountability, aiming to support proposals that enhance shareholder value and rights and oppose those that restrict or harm these interests.

Shareholders Rights Plans (“poison pills”)

For shareholder proposals requesting the submission of a poison pill to a vote or its redemption, Thrivent generally votes in favor, except when there is an existing shareholder-approved poison pill or a policy that allows the board to adopt a pill under specific conditions, including immediate shareholder ratification. Such pills must be put to a shareholder vote within 12 months of adoption or they will expire.

In cases where management proposes ratification of a poison pill, Thrivent’s vote is case-by-case, focusing on the rights plan’s attributes like a trigger no lower than 20%, a maximum term of three years, the absence of features that limit a future board’s ability to redeem the pill, and a shareholder redemption feature. The company’s rationale for adopting the pill is also critically assessed, along with its governance structure, including board independence and existing defenses.

9

When it comes to poison pills aimed at preserving Net Operating Losses (NOLs), Thrivent votes against proposals if the term exceeds the shorter of three years or the exhaustion of the NOLs. For management proposals to ratify NOL pills with a shorter term, the vote is case-by-case, considering factors like the ownership threshold, the value of the NOLs, shareholder protection mechanisms, the company’s governance structure, and other relevant factors.

Shareholder Ability to Call a Special Meeting & Act by Written Consent

Thrivent’s policy regarding shareholder rights to act by written consent and to call special meetings is focused on maintaining and enhancing shareholder participation and influence in corporate governance. Generally, Thrivent votes against any proposals that seek to restrict or prohibit shareholders’ ability to act by written consent. We generally support proposals that enable shareholders to act by written consent, considering factors such as the existing rights, consent thresholds, any exclusionary language, the investor ownership structure, and the history of shareholder support and management responses to related proposals.

When it comes to shareholders’ ability to call special meetings, Thrivent typically votes against proposals that restrict or prohibit this right. We generally support management or shareholder proposals that facilitate the ability of shareholders to call special meetings, paying attention to current rights, the minimum ownership threshold necessary for calling meetings (with a preference for a 10% threshold), any prohibitive language in the proposals, the investor ownership structure, and the track record of both shareholder support and management’s responses to past proposals.

Voting Requirements

Thrivent generally supports management proposals to adopt a majority of votes cast standard for directors in uncontested elections.

Thrivent generally opposes proposals to require a supermajority shareholder vote and generally supports proposals to reduce supermajority vote requirements. However, for companies with shareholder who have significant ownership levels, Thrivent may vote case-by-case, taking into account: Ownership structure; Quorum requirements; and Vote requirements.

Thrivent generally votes case-by-case on proposals regarding proxy voting mechanics, taking into consideration whether implementation of the proposal is likely to enhance or protect shareholder rights. Specific issues include, but are not limited to, confidential voting of individual proxies and ballots, confidentiality of running vote tallies, and the treatment of abstentions and/or broker non-votes in the company’s vote-counting methodology.

Social, Environmental and Corporate Responsibility Issues

Overview of Environmental and Social Issues

The consideration of environmental and social (E&S) issues in voting is integral to our review of corporate governance and general investment stewardship. Recognizing the diverse impact these issues can have on long-term shareholder value, our approach is grounded in a thorough evaluation of relevant issues. These issues may include business activity impacts on the environment and climate, human and labor rights, health and safety, diversity, equity and inclusion, as well as general impacts on communities. The overall guiding principle on vote determinations examines primarily whether the proposal is likely to enhance or protect shareholder value.

Considerations for Evaluating Environmental and Social Proposals

When evaluating environmental and social proposals, we adopt a case-by-case analysis that balances the specific circumstances of each company with the broader context of market norms and regulatory

10

requirements. Our evaluation is rooted in a framework that involves analyzing the relevance of a proposal in terms of its direct relation to the company’s business activities, strategies, and performance.

The potential material impact of the proposal on the company’s long-term value is also scrutinized, focusing on those proposals that could significantly influence the company’s financial performance or valuation. Additionally, Thrivent examines the company’s current practices, policies, and disclosures relevant to the proposal, while considering industry-standard practices and trends (market norms) to provide a benchmark for evaluation. Understanding the legal and regulatory landscape, including existing laws and future regulatory trends, forms a part of this evaluation. The framework also encompasses identifying the proposal’s proponents to understand their motivations and potential implications, as well as considering the proposal’s potential reputational impact on the company. Assessing the reasonableness of the proposal in terms of practicality, feasibility, and logic, and evaluating its persuasiveness based on clarity, logic, and evidence, are also integral components of the process. Through this structured approach, integrating various relevant components, Thrivent ensures comprehensive and responsible decision-making in its proxy voting proposal evaluations.

Thrivent employs a structured set of questions in its proxy voting proposal evaluation process, integrating the various relevant components outlined above to ensure comprehensive decision-making.

Question	Explanation
1. Does the resolution address an issue that is material for this company? / Does the proposal reflect an industry-specific, materiality-driven approach?

The relevance of the resolution is crucial in determining if it aligns with the core business and operations of the company. Materiality is key to understanding if the issue can significantly impact the company’s long-term value.

2. Are the proponents credible - Who are the proponents of the resolution, and are our objectives aligned with theirs? What is management’s recommendation?

Understanding the proponent helps identify their motivations and alignment with the company’s objectives. The reasonableness and persuasiveness of the proposal are essential to ensure it is practical and effectively communicated.

3. Does the proposal address a current shortcoming? If yes, has the company already announced intentions to address the shortcoming?	Current practices and disclosures are reviewed to check if the company has already taken steps to address the issue. Market norms provide context by showing industry standards and peer responses.
4. Are shareholders the optimal stakeholders to address the core issue that is the subject of the resolution?	This involves assessing whether the issue falls within shareholder influence or if it’s better addressed through regulatory compliance and legal mandates.
5. Is the proposal NOT overly prescriptive?

The reasonableness of the proposal is evaluated to ensure it is not excessively demanding. The company’s current practices and disclosures are reviewed to determine if there is already a framework addressing the issue.

Disclosure-Related Proposals

In assessing proposals that request enhanced disclosure, Thrivent focuses on several critical factors, such as the company’s current level of disclosure, its compliance with relevant regulations and guidelines, and any significant controversies or fines that might have arisen. Thrivent recognizes the value of globally recognized reporting frameworks such as the Global Reporting Initiative (GRI), the Sustainability Accounting Standards Board (SASB), and the Taskforce for Climate-Related Financial Disclosures (TCFD) in guiding companies to provide clear, relevant, comparable, and accurate information that enables informed investment decisions.

Thrivent’s policy is to vote on a case-by-case basis on shareholder proposals seeking greater disclosure on a company’s environmental and social practices, as well as any associated risks and liabilities. The goal is to ensure that disclosures effectively balance the needs and interests of various stakeholders, supporting long-term business growth, community support, and environmental stewardship.

11

Action-Related Proposals

Regarding proposals that require a company to take a certain action, our policy is to carefully scrutinize requests for the adoption of specific targets, goals, or changes in business practices. We acknowledge that while shareholders may not always have the intricate knowledge of a company’s strategic operations, there are instances where such proposals can highlight areas needing improvement.

Thrivent assesses each proposal based on the nature of the company’s business, the practicality and feasibility of implementing the proposed actions, and how these actions align with the company’s overall strategy and operational capabilities. In considering these proposals, Thrivent pays close attention to the company’s ability to address the issues raised in the proposal, the proposal’s prescribed timetable and methods for implementation, and how the company’s practices compare with those of its industry peers.

Copies of Voting Records and Policies

A copy of Thrivent’s detailed voting guidelines and the voting records of client accounts are available to Thrivent’s clients upon request.

12

PART C
Item 28.
Exhibits

(a)(1)	Declaration of Trust, effective as of August 5, 2004, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-21622, filed on August 25, 2004.
(a)(2)	Amendment No. 1 to the Declaration of Trust, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2013.
(b)(1)	By-Laws, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no. 811-21622, filed on August 25, 2004.
(b)(2)	Amended and Restated By-Laws, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2013.
(c)	None.
(d)(1)
Investment Advisory Agreement between Thrivent Financial Securities Lending Trust and Thrivent Financial for
Lutherans, incorporated by reference from the initial registration statement of Registrant on Form N-1A, file no.
811-21622, filed on August 25, 2004.

(d)(2)	Amendment No. 1 to Investment Advisory Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2013.
(e)
Distribution Agreement between Thrivent Cash Management Trust and Thrivent Distributors, LLC, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on
February 28, 2018.

(f)	Not Applicable.
(g)(1)
Master Custodian Agreement with State Street Bank and Trust Company (“State Street”), incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28,
2018.

(g)(2)
Letter Agreement, dated May 18, 2022, between Registrant and State Street, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2023.

(g)(3)
Amendment to Custody Agreement, effective February 28, 2023, between Registrant and State Street, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2023.

(g)(4)	Amendment to Custody Agreement, effective April 30, 2023, between Registrant and State Street, filed herewith.
(h)(1)
Administration Contract between Thrivent Financial Securities Lending Trust and Thrivent Financial for
Lutherans, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-
21622, filed on February 4, 2005.

(h)(2)	Amendment No. 1 to Administration Contract, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 19, 2008.
(h)(3)	Amendment No. 2 to Administration Contract, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 20, 2009.
(h)(4)	Amendment No. 3 to Administration Contract, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2013.
(h)(5)	Amendment No. 4 to Administration Contract, filed herewith.
(h)(6)
Transfer Agency and Service Agreement between Thrivent Cash Management Trust, Thrivent Core Funds and
Thrivent Financial Investor Services Inc., incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2017.

(h)(7)	Amendment No. 1 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2018.
(h)(8)	Amendment No. 2 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2018.
(h)(9)	Amendment No. 3 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2018.
(h)(10)	Amendment No. 4 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2020.
(h)(11)	Amendment No. 5 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2020.

(h)(12)	Amendment No. 6 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2022.
(h)(13)	Amendment No. 7 to Transfer Agency and Service Agreement, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2023.
(i)	Not Applicable.
(j)	Not Applicable.
(k)	Not Applicable.
(l)	None.
(m)	Not Applicable.
(n)	Not Applicable.
(o)	Not Applicable.
(p)	Code of Ethics (Rule 17j-1) for Registrant, filed herewith.
(q)	Powers of Attorney, incorporated by reference from the registration statement of Registrant on Form N-1A, file no. 811-21622, filed on February 28, 2023.
Item 29.
Persons Controlled by or Under Common Control with Registrant
Registrant is a Massachusetts business trust organized on August 4, 2004. Registrant’s sponsor, Thrivent Financial for Lutherans (“Thrivent”), is a fraternal benefit society organized under the laws of the State of Wisconsin and is owned by and operated for its members. It has no stockholders and is not subject to the control of any affiliated persons.
The following list shows the persons directly or indirectly controlled by Thrivent. Financial statements of Thrivent will be presented on a consolidated basis.

Thrivent Entities	Primary Business	State of Organization
Thrivent	Fraternal benefit society offering financial services and products	Wisconsin
Thrivent Financial Holdings, Inc.[1]	Holding company with no independent operations	Delaware
North Meadows Investment Ltd.[2]	Real estate development and investment corporation	Wisconsin
Thrivent Advisor Network, LLC[2]	Investment adviser	Delaware
Thrivent Asset Management, LLC[2]	Investment adviser	Delaware
Thrivent Distributors, LLC[2]	Limited purpose broker-dealer	Delaware
Thrivent Financial Investor Services Inc.[2]	Transfer agent	Pennsylvania
Thrivent Insurance Agency Inc.[2]	Life and health insurance agency	Minnesota
Newman Financial Services, LLC[3]	Long-term care insurance agency	Minnesota
Thrivent Investment Management Inc.[2]	Broker-dealer and investment adviser	Delaware
Thrivent Trust Company[2]	Federally chartered limited purpose trust bank	Federal Charter
Gold Ring Holdings, LLC[1]	Holding vehicle	Delaware
Thrivent Education Funding, LLC[1]	Special purpose entity	Delaware
White Rose CFO 2023 Holdings, LLC[1]	Holding vehicle	Delaware
White Rose CFO 2023, LLC[1]	Special purpose entity	Delaware
Blue Rock Holdco LLC[2]	Holding vehicle	Delaware
Castle Lending Enterprises, LLC[4]	Special purpose entity	Delaware
College Avenue Student Loans, LLC[5]	Special purpose entity	Delaware
College Ave Student Loan Servicing LLC[6]	Special purpose entity	Delaware
Museum Finance, LLC[7]	Special purpose entity	Delaware
College Ave Administrator LLC[6]	Special purpose entity	Delaware
College Ave Depositor, LLC[6]	Special purpose entity	Delaware
College Ave Residual Holdings, LLC[6]	Special purpose entity	Delaware
College Ave Student Loans 2023-A, LLC[6]	Special purpose entity	Delaware

Thrivent Entities	Primary Business	State of Organization
College Ave Student Loans Grantor Trust 2023-A6	Special purpose entity	Delaware
College Ave Holdings 2017-A, LLC[6]	Special purpose entity	Delaware
College Ave Holdings 2018-A, LLC[6]	Special purpose entity	Delaware
College Ave Holdings 2019-A, LLC[6]	Special purpose entity	Delaware
White Rose GP I, LLC[8]	General partner	Delaware
White Rose Fund I Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP II, LLC[8]	General partner	Delaware
Thrivent White Rose Fund II Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP III, LLC[8]	General partner	Delaware
Thrivent White Rose Fund III Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP IV, LLC[8]	General partner	Delaware
Thrivent White Rose Fund IV Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund IV Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP V, LLC[8]	General partner	Delaware
Thrivent White Rose Fund V Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund V Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP VI, LLC[8]	General partner	Delaware
Thrivent White Rose Fund VI Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP VII, LLC[8]	General partner	Delaware
Thrivent White Rose Fund VII Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund VII Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP VIII, LLC[8]	General partner	Delaware
Thrivent White Rose Fund VIII Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund VIII Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP IX, LLC[8]	General partner	Delaware
Thrivent White Rose Fund IX Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund IX Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP X, LLC[8]	General partner	Delaware
Thrivent White Rose Fund X Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund X Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP XI, LLC[8]	General partner	Delaware
Thrivent White Rose Fund XI Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund XI Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP XII, LLC[8]	General partner	Delaware

Thrivent Entities	Primary Business	State of Organization
Thrivent White Rose Fund XII Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund XII Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP XIII, LLC[8]	General partner	Delaware
Thrivent White Rose Fund XIII Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund XIII Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP XIV, LLC[8]	General partner	Delaware
Thrivent White Rose Fund XIV Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Fund XIV Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose GP XV Fund of Funds, LLC[8]	General partner	Delaware
Thrivent White Rose Fund XV Fund of Funds, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Feeder XV Fund of Funds, LLC[10]	Private equity fund	Delaware
Thrivent White Rose GP XV Equity Direct, LLC[8]	General partner	Delaware
Thrivent White Rose Fund XV Equity Direct, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Feeder XV Equity Direct, LLC[10]	Private equity fund	Delaware
Thrivent White Rose Opportunity Fund GP, LLC[1]	General partner	Delaware
Thrivent White Rose Opportunity Fund, LP1	Investment subsidiary	Delaware
Thrivent White Rose Real Estate GP, LLC[8]	General partner	Delaware
Thrivent White Rose Real Estate Fund I Fund of Funds, L.P.[9]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP II, LLC[8]	General partner	Delaware
Thrivent White Rose Real Estate Fund II, L.P.[9]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP III, LLC[8]	General partner	Delaware
Thrivent White Rose Real Estate Fund III, L.P.[9]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP IV, LLC[8]	General partner	Delaware
Thrivent White Rose Real Estate Fund IV, L.P.[9]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate Feeder IV, LLC[10]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate GP V, LLC[8]	General partner	Delaware
Thrivent White Rose Real Estate Fund V, L.P.[9]	Private equity real estate fund	Delaware
Thrivent White Rose Real Estate Feeder V, LLC[10]	Private equity real estate fund	Delaware
Thrivent White Rose Endurance GP, LLC[8]	General partner	Delaware
Thrivent White Rose Endurance Fund, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Endurance GP II, LLC[8]	General partner	Delaware
Thrivent White Rose Endurance Fund II, L.P.[9]	Private equity fund	Delaware

Thrivent Entities	Primary Business	State of Organization
Thrivent White Rose Endurance GP III, LLC[8]	General partner	Delaware
Thrivent White Rose Endurance Fund III, L.P.[9]	Private equity fund	Delaware
Thrivent White Rose Endurance Feeder III, LLC[10]	Private equity fund	Delaware
Twin Bridge Capital Partners, LLC[11]	Investment adviser	Delaware

1
Wholly owned subsidiary of Thrivent.
2
Wholly owned subsidiary of Thrivent Financial Holdings, Inc. Thrivent is the ultimate controlling entity.
3
Wholly owned subsidiary of Thrivent Insurance Agency Inc. Thrivent is the ultimate controlling entity.
4
Directly controlled by Blue Rock HoldCo LLC. Thrivent is the ultimate controlling entity.
5
Directly controlled by Castle Lending Enterprises, LLC. Thrivent is the ultimate controlling entity.
6
Directly controlled by College Avenue Student Loans, LLC. Thrivent is the ultimate controlling entity.
7
Directly controlled by College Ave Student Loan Servicing, LLC. Thrivent is the ultimate controlling entity.
8
Directly controlled by Thrivent, which is the managing member and owns an interest in the limited liability company.
9
Directly controlled by Thrivent. The fund is a pooled investment vehicle organized primarily for the purpose of investing assets of Thrivent’s general account.
10
Directly controlled by Thrivent. The fund is a pooled investment vehicle organized primarily for the purpose of investing assets of Thrivent’s general account. The feeder entity is a feeder fund of the fund.
11
Directly controlled by Thrivent. Investment advisory clients include Pacific Street Fund, Twin Bridge Narrow Gate Fund, and Twin Bridge Titan Fund limited partnerships.
Item 30.
Indemnification
Under Article 5.3 of the Registrant’s Declaration of Trust, the Trust shall indemnify any indemnitee for covered expenses (expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by an indemnitee in connection with a covered proceeding) in any covered proceeding (any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which an indemnitee is or was a party or is threatened to be made a party), whether or not there is an adjudication of liability as to such indemnitee, if a determination has been made that the indemnitee was not liable by reason of disabling conduct by (i) a final decision of the court or other body before which the covered proceeding was brought; or (ii) in the absence of such decision, a reasonable determination, based on a review of the facts, by either (a) the vote of a majority of a quorum of Trustees who are neither “interested persons,” as defined in the 1940 Act, nor parties to the covered proceeding or (b) an independent legal counsel in a written opinion; provided that such Trustees or counsel, in reaching such determination, may need not presume the absence of disabling conduct on the part of the indemnitee by reason of the manner in which the covered proceeding was terminated.
Covered expenses incurred by an indemnitee in connection with a covered proceeding shall be advanced by the Trust to an indemnitee prior to the final disposition of a covered proceeding upon the request of the indemnitee for such advance and the undertaking by or on behalf of the indemnitee to repay the advance unless it is ultimately determined that the indemnitee is entitled to indemnification thereunder, but only if one or more of the following is the case: (i) the indemnitee shall provide a security for such undertaking; (ii) the Trust shall be insured against losses arising out of any lawful advances; or (iii) here shall have been a determination, based on a review of the readily available facts (as opposed to a fully trial-type inquiry) that there is a reason to believe that the indemnitee ultimately will be found entitled to indemnification by either independent legal counsel in a written opinion or by the vote of a majority of a quorum of trustee who are neither “interested persons” as defined in the 1940 Act, nor parties to the covered proceeding.
Item 31.
Business and Other Connections of the Investment Adviser
Thrivent (the “Adviser”) is the investment adviser of the Registrant. The Adviser is primarily engaged in the business of a fraternal benefit society organized under Wisconsin law. Additional information about the Adviser’s financial industry activities or affiliations, as well as the business and other connections of the officers and directors of the Adviser, is included on the Form ADV that the Adviser has on file with the Securities and Exchange Commission (File No. 801-60701).

Item 32.
Principal Underwriters
(a)
Thrivent Distributors, LLC serves as principal underwriter and distributor for Thrivent Mutual Funds, Thrivent Core Funds, Thrivent Cash Management Trust, and Thrivent Series Fund, Inc.
(b)
The managers and executive officers of Thrivent Distributors, LLC are listed below. Unless otherwise indicated, their principal address is 901 Marquette Avenue, Suite 2500, Minneapolis, Minnesota 55402-3211.
Name and Principal Business Address	Positions and Offices with Underwriter	Positions and Offices with Registrant
Michael W. Kremenak	Elected Manager	Trustee and President
Jamie L. Riesterer 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Elected Manager	N/A
Troy A. Beaver	Elected Manager and Chief Executive Officer	Vice President
Jeffrey D. Cloutier	Chief Financial Officer	N/A
Edward S. Dryden	Chief Compliance Officer	Chief Compliance Officer
John D. Jackson	Chief Legal Officer and Secretary	Secretary and Chief Legal Officer
Daniel R. Chouanard	Vice President	N/A
Andrew R. Kellogg 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Vice President	Vice President
Jason D. Sterling 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Vice President	N/A
Jessica E. English 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Assistant Secretary	N/A
Cynthia J. Nigbur 600 Portland Avenue S, Suite 100 Minneapolis Minnesota 55415-4402	Assistant Secretary	N/A
(c)
Not applicable
Item 33.
Location of Accounts and Records
The accounts, books and other documents required to be maintained by Registrant pursuant to Section 31(a) of the Investment Company Act of 1940 and the rules promulgated thereunder are in the possession of the following persons:

Registrant:	901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402-3211
4321 N. Ballard Rd. Appleton, Wisconsin 54919
Adviser and Administrator:	Thrivent 901 Marquette Avenue, Suite 2500 Minneapolis, Minnesota 55402-3211
4321 N. Ballard Rd. Appleton, Wisconsin 54919
Custodian:	State Street Bank and Trust Company One Congress Street, Suite 1 Boston, Massachusetts 02114-2016

Sub-Transfer Agent	SS&C Global Investor & Distribution Solutions, Inc. (SS&C GIDS, Inc.) 1055 Broadway Kansas City, Missouri 64105
Item 34.
Management Services
None.
Item 35.
Undertakings
Not Applicable

SIGNATURES
Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Thrivent Cash Management Trust, has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Minneapolis and State of Minnesota on the 28th day of February, 2024.
THRIVENT CASH MANAGEMENT TRUST
By:	/s/ John D. Jackson
John D. Jackson Secretary and Chief Legal Officer